SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Loews Corporation
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667 Madison Avenue
New York, New York 10065-8087

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 10, 2016

The Annual Meeting of Shareholders of Loews Corporation will be held at the Loews Regency Hotel, 540 Park Avenue, New York, New York, on Tuesday, May 10, 2016, at 11:00 A.M. New York City time, for the following purposes:

•	To elect fourteen directors;

•	To approve, on an advisory basis, the company’s executive compensation;

•	To ratify the appointment of the company’s independent auditors for 2016;

•	To consider and act upon a proposal to approve the Loews Corporation 2016 Incentive Compensation Plan; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on March 17, 2016 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

GARY W. GARSON
Secretary

Dated:	March 30, 2016

PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH.

LOEWS
CORPORATION

PROXY STATEMENT

We are providing this Proxy Statement in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting of Shareholders, which will be held on May 10, 2016. Our mailing address is 667 Madison Avenue, New York, New York 10065-8087. Please note that throughout this Proxy Statement we refer to Loews Corporation as “we,” “us,” “our,” “Loews” or the “Company.”

Voting

As of March 17, 2016, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 339,007,279 shares of our Common Stock outstanding. Each outstanding share of our Common Stock is entitled to one vote on all matters that may come before the meeting. All proxies properly voted in accordance with the instructions set forth below prior to the meeting will be voted at the meeting. You may revoke your proxy at any time before it is exercised by giving notice in writing to our Corporate Secretary, by granting a proxy bearing a later date or by voting in person at the meeting. Shares with respect to which a broker indicates that it does not have authority to vote on a matter will be considered “broker non-votes” and will not be counted as voting on such matter.

      Majority Vote Standard for Election of Directors. Our by-laws provide that a nominee for director in an uncontested election such as this one will be elected to the Board if the votes cast for that nominee’s election exceed the votes cast against his or her election. Shares that are voted to abstain with respect to any one or more nominees and broker non-votes will not be counted and will have no effect on the outcome of the voting for directors. In the event that an incumbent nominee does not receive a majority of the votes cast, the Board will require that director to tender his or her resignation and will establish a committee to consider whether to accept or reject that resignation. The Board will act on the committee’s recommendation and publicly disclose its decision.

Votes Required to Adopt Other Proposals.  The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve each of the other proposals to be voted on at the meeting. Shares that are voted to abstain on these matters will be considered present at the meeting, but since they are not affirmative votes for a proposal they will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the voting.

Voting by Proxy.  We expect to begin mailing to our shareholders proxy materials or an Important Notice Regarding the Availability of Proxy Materials (a “Notice”) containing instructions describing how to access our proxy materials, including this Proxy Statement and our Annual Report, and vote shares by the Internet or by telephone, on or about March 30, 2016. If you receive a Notice by mail you will not receive a printed copy of the proxy materials unless you specifically request it. Whether or not you plan to attend the meeting, you may submit a proxy to vote your shares by the Internet, telephone or mail as more fully described below:

•	by the Internet: to submit your proxy by the Internet, go to www.proxyvote.com. You will need the control number included on your proxy card, voter instruction form or Notice;

•
by telephone:  to submit your proxy by telephone, registered shareholders should dial 1-800-690-6903 and follow the instructions. If your shares are held in “street name,” that is, you hold your shares in an account with a bank, broker or other holder of record, you should dial the phone number listed on your voter instruction form. You will need the control number included on your proxy card, voter instruction form or Notice; or

•
by mail:  if you are a holder of record and received your Proxy Statement and Annual Report by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed self-addressed envelope. If you received a Notice and wish to vote by traditional proxy card, you may receive a full set of the annual meeting materials at no charge through one of the following methods: (i) by the Internet at: www.proxyvote.com; (ii) by telephone at: 1-800-579-1639; or (iii) by e-mail at sendmaterial@proxyvote.com. Once you receive the Proxy Statement, Annual Report and proxy card, please sign, date and complete the proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Voting in Person.  All shareholders may vote in person at the meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If your shares are held in street name, you must obtain a valid legal proxy, executed in your favor, from your broker or other holder of record to be able to vote at the meeting.

Confidentiality.  Our Board of Directors has adopted a policy of confidentiality regarding the voting of shares. Under this policy, all proxies, ballots and voting tabulations that identify how an individual shareholder has voted at the meeting will be kept confidential from us, except where disclosure is required by applicable law, a shareholder expressly requests disclosure, or in the case of a contested proxy solicitation. Proxy tabulators and inspectors of election will be employees of Broadridge Financial Solutions, Inc. or another third party and not our employees.

Principal Shareholders

The following table shows certain information as to all persons who, to our knowledge as of March 1, 2016 unless otherwise indicated, were the beneficial owners of 5% or more of our Common Stock. All shares reported were owned beneficially by the persons indicated unless otherwise indicated below.

Name and Address	Amount Beneficially Owned	Percent of Class

T. Rowe Price Associates, Inc. (1)	21,902,863	6.5%
100 E. Pratt Street
Baltimore, MD 21202

Joan H. Tisch (2)(3)	20,485,860	6.0%
c/o Barry L. Bloom
655 Madison Avenue, 11th Floor
New York, NY 10065

JPMorgan Chase & Co. (4)	19,542,601	5.8%
270 Park Avenue
New York, NY 10017

(1)  This information is based on a Schedule 13G report filed by T. Rowe Price Associates, Inc. on February 12, 2016. According to the report, T. Rowe Price Associates, Inc. has sole voting power with respect to 8,013,544 shares and sole dispositive power with respect to 21,868,363 shares.

(2)  This information is based on a Schedule 13G report filed by Mrs. J.H. Tisch on January 15, 2016. According to the report, the amount beneficially owned includes 1,000,000 shares owned beneficially by Mrs. J.H. Tisch directly and 19,485,860 shares held by her as trustee of various trusts.

(3)  James S. Tisch, President and Chief Executive Officer and a director of the Company, and Andrew H. Tisch, Co-Chairman of the Board and Chairman of the Executive Committee of the Company, are nephews of Mrs. J.H. Tisch. Jonathan M. Tisch, Co-Chairman of the Board of the Company, is the son of Mrs. J.H. Tisch. James S. Tisch, Andrew H. Tisch and Jonathan M. Tisch are members of the Company’s Office of the President.

(4)  This information is based on a Schedule 13G report filed by JPMorgan Chase & Co. on January 28, 2016. According to the report, JPMorgan Chase & Co. has sole voting power with respect to 18,888,784 shares and sole dispositive power with respect to 19,525,566 shares.

Director and Officer Holdings

The following table shows certain information, as of March 1, 2016, regarding the shares of our Common Stock beneficially owned by each director and nominee, each executive officer named in the Summary Compensation Table below and all of our executive officers and directors as a group, based on data furnished by them. The number of shares included with respect to stock appreciation right (“SAR”) awards granted under the Loews Corporation Stock Option Plan (our “Stock Option Plan”) is the number of shares of our Common Stock each person would have received had such person exercised his or her SARs, based on the fair market value per share of $36.50 for our Common Stock, calculated in accordance with the terms of our Stock Option Plan, on March 1, 2016.

Name	Amount Beneficially Owned (1)	Percent of Class

Lawrence S. Bacow	121 (2)	*
Ann E. Berman	2,080 (3)	*
Joseph L. Bower	7,651 (4)	*
Charles D. Davidson	10,061 (5)	*
Charles M. Diker	4,780 (6)	*
David B. Edelson	12,477 (7)	*
Jacob A. Frenkel	262 (2)	*
Paul J. Fribourg	1,780 (2)	*
Walter L. Harris	7,780 (8)	*
Philip A. Laskawy	7,780 (9)	*
Ken Miller	18,714 (10)	*
Kenneth I. Siegel	562 (11)	*
Andrew H. Tisch	14,733,088 (12)	4.3%
James S. Tisch	15,928,184 (13)	4.7
Jonathan M. Tisch	8,815,503 (14)	2.6
Anthony Welters	3,061 (5)	*
All executive officers and directors as a group (18 persons including those listed above)	39,572,859 (15)	11.7

* Represents less than 1% of the outstanding shares.

(1)  Except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to those shares.

(2)  Represents shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable.

(3)  Includes 1,780 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable, and 300 shares held by a charitable foundation as to which Ms. Berman has shared voting and investment power.

(4)  Includes 1,714 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable.

(5)  Includes 61 shares issuable upon exercise of awards granted under our Stock Option Plan that are currently exercisable.

(6)  Includes 1,780 shares issuable upon exercise of awards granted under our Stock Option Plan that are currently exercisable.

(7)  Represents shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. In addition, Mr. Edelson owns beneficially 6,000 common units of Boardwalk Pipeline Partners, LP, a 51% owned subsidiary of the Company (“Boardwalk Pipeline”), and 2,000 shares of CNA Financial Corporation, a 90% owned subsidiary of the Company (“CNA”).

(8)  Includes 1,780 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. In addition, Mr. Harris owns beneficially 1,830 shares of CNA and 2,000 common units of Boardwalk Pipeline.

(9)  Represents 1,780 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable and 6,000 shares owned beneficially by Mr. Laskawy’s wife.

(10)  Includes 1,714 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. In addition, Mr. Miller owns beneficially 9,000 shares of CNA.

(11)  Includes 562 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. In addition, Mr. Siegel owns beneficially 20,000 common units of Boardwalk Pipeline and 135 shares of Diamond Offshore Drilling, Inc., a 53% owned subsidiary of the Company (“Diamond Offshore”), which are issuable upon the exercise of awards that are currently exercisable.

(12)  Includes 16,636 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. Also includes 14,221,452 shares held by trusts of which Mr. A.H. Tisch is the managing trustee (inclusive of 4,872,469 shares held in trust for his benefit), and 495,000 shares held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power. In addition, Mr. A.H. Tisch owns beneficially 135 shares of Diamond Offshore issuable upon the exercise of awards and is the managing trustee and beneficiary of a trust that owns beneficially 106,100 shares of CNA and is a trustee of trusts that own beneficially a 25% interest in general partnerships that own, in the aggregate, 324,200 common units of Boardwalk Pipeline.

(13)  Includes 16,636 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. Also includes 10,407,359 shares held by trusts of which Mr. J.S. Tisch is the managing trustee, and 595,000 shares held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power. In addition, Mr. J.S. Tisch owns beneficially 6,016 shares of Diamond Offshore, including 1,016 shares issuable upon the exercise of awards that are currently exercisable. He is also the managing trustee and beneficiary of a trust that owns beneficially 106,100 shares of CNA and is a trustee of trusts that own beneficially a 25% interest in general partnerships that own, in the aggregate, 324,200 common units of Boardwalk Pipeline.

(14)  Includes 16,636 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable. Also includes 8,578,867 shares held by trusts of which Mr. J.M. Tisch is the managing trustee (inclusive of 5,566,513 shares held in trust for his benefit) and 220,000 shares held by a charitable foundation as to which Mr. J.M. Tisch has shared voting and investment power.

(15)  Includes 94,755 shares issuable upon the exercise of awards granted under our Stock Option Plan that are currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations to us, we believe that during 2015 all of our directors and executive officers complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

ELECTION OF DIRECTORS
(Proposal No. 1)

Our Board of Directors has fixed the number of directors constituting the full Board at fourteen. Accordingly, at the meeting shareholders will vote to elect a Board of fourteen directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy, unless you specify otherwise in your proxy, to vote for the election of the nominees named below, each of whom is now a director. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve as a director and each has agreed to be nominated in this Proxy Statement. If any nominee is unable or unwilling to serve, we anticipate that either proxies will be voted for the election of a substitute nominee or nominees recommended by our Nominating and Governance Committee and approved by our Board and consistent with the proxy rules, or our Board will adopt a resolution reducing the number of directors constituting our full Board.

Information about each nominee for director and the nominee’s age, principal occupation during the past five years and other background information and individual qualifications and attributes are set forth below. Unless otherwise noted below, no entity related to a nominee is affiliated with the Company.

Lawrence S. Bacow, 64 – Fellow, Harvard College. Dr. Bacow also served as President-in-Residence of the Harvard Graduate School of Education from 2011 until 2014 and President of Tufts University from 2001 until 2011. He is a director of Henry Schein, Inc. and was a director of Boston Properties, Inc. from 2003 until 2012. He has been a director of the Company since 2011.

Dr. Bacow’s experience as an educator and as the President of Tufts University, coupled with his experience as having served as a consultant to a variety of companies and his service as a director of a public company provides him with a wealth of knowledge and experience which are valuable to our Board in its deliberations.

Ann E. Berman, 63 – Retired advisor to the president of Harvard University. Ms. Berman is also a director of Eaton Vance Corporation and Cantel Medical Corp. She has been a director of the Company since 2006.

Ms. Berman’s experience, including having served as Vice President of Finance and Chief Financial Officer of Harvard University, has provided her with a deep knowledge of the complex financial issues faced by large institutions such as the Company. In addition, her past service on the board of the Harvard Management Company, which oversees the management of Harvard’s endowment, gives her extensive experience in dealing with large and diverse investment portfolios such as those maintained by the Company and its subsidiaries. This knowledge and experience qualifies her to serve as one of the two financial experts on our Board’s Audit Committee.

Joseph L. Bower, 77 – Donald K. David Professor Emeritus at Harvard Business School since July 2014. Prior to July 2014, Professor Bower served as Baker Foundation Professor of Business Administration at Harvard University. Professor Bower is also a director of Anika Therapeutics, Inc. and New America High Income Fund, Inc. He was also a director of Sonesta International Hotels Corporation from 1984 until 2012 and Brown Shoe Company, Inc. from 1982 until 2011. He has been a director of the Company since 2001.

Professor Bower has served as a Professor of Business Administration for over 45 years. For many years his scholarship has had a particular emphasis on corporate management, organization and leadership. His study and knowledge in this area serve to enhance our Board’s ability to fulfill its oversight responsibility with respect to the Company’s management.

Charles D. Davidson, 66 – Venture Partner at Quantum Energy Partners, a private equity fund that specializes in investments in energy businesses, since August 2015. Mr. Davidson served as the Chief Executive Officer of Noble Energy Inc. (“Noble”), an independent producer of oil and natural gas, from 2000 through 2014, and was Chairman of the Board of Noble until his retirement in May 2015. He has been a director of the Company since 2015.

Mr. Davidson has worked in the oil and gas industry for over forty years, including as President and Chief Executive Officer of Noble. His extensive experience with oil and gas operations, as well as management of a large, complex, multinational organization, give him knowledge and insights that are valuable to our Board, particularly in overseeing the business of our energy industry subsidiaries, Diamond Offshore and Boardwalk Pipeline.

Charles M. Diker, 81 – Managing Partner of Diker Management LLC, a registered investment adviser. Mr. Diker is also the Chairman of the Board of Cantel Medical Corp., a provider of infection prevention and control products and other medical devices. He has been a director of the Company since 2003.

Mr. Diker has had wide-ranging experience in the investment advisory field, as well as in the management or on the boards of several operating businesses. This combination of experiences as an investment professional and a key executive at operating companies is a valuable attribute which Mr. Diker brings to our Board, particularly in light of the Company’s varied investment and business interests.

Jacob A. Frenkel, 73 – Chairman of the Board of Trustees of the Group of Thirty, a nonprofit consultative group on international economic and monetary affairs and, since 2009, Chairman of JPMorgan Chase International, the international unit of bank JPMorgan Chase & Co., and a member of the International Council of JPMorgan Chase & Co. He is also a director of Boston Properties, Inc. He has been a director of the Company since 2009.

Dr. Frenkel brings to our Board broad experience in international economic and monetary affairs. He has held senior executive positions at large financial institutions and governmental bodies, served as Governor of the Bank of Israel and also has served as a Professor of International Economics at the University of Chicago. This wide-ranging experience has provided Dr. Frenkel with valuable knowledge and skills which allow him to make important contributions to the work of our Board.

Paul J. Fribourg, 62 – Chairman of the Board, President and Chief Executive Officer of Continental Grain Company, an international agribusiness and investment company. Mr. Fribourg is also a director of Estee Lauder Companies, Inc., Restaurant Brands International, Inc., and Apollo Global Management, LLC. He has been a director of the Company since 1997.

Mr. Fribourg has had extensive and practical hands-on experience as the chief executive officer of Continental Grain Company, a major industrial company with broad international operations. This background gives Mr. Fribourg particular insight into many of the business decisions which come before our Board.

Walter L. Harris, 64 – Since November 2014, President and Chief Executive Officer of FOJP Service Corporation, a provider of risk management services to hospitals, long-term care facilities and social service agencies in New York City, and Hospitals Insurance Company, a provider of insurance coverages and services to hospitals, long-term care facilities, physicians, and healthcare professionals in New York State. Prior thereto Mr. Harris was an independent consultant and from December 2010 until June 2013, he was Vice Chairman of Alliant Insurance Services, Inc. and President of its wholly-owned subsidiary, T&H Group, Inc., an insurance brokerage firm. He has been a director of the Company since 2004.

Mr. Harris has extensive experience and knowledge regarding the commercial insurance industry, which is particularly valuable to our Board in light of the Company’s significant interest in the insurance industry as represented by one of our principal subsidiaries, CNA.

Philip A. Laskawy, 74 – Retired Chairman and Chief Executive Officer of Ernst & Young LLP. Mr. Laskawy is also a director of Henry Schein, Inc. and Lazard Ltd. He was also a director of General Motors Corporation from 2009 until 2013 and Federal National Mortgage Association (Fannie Mae) from 2008 until 2014. He has been a director of the Company since 2003.

Mr. Laskawy brings to our Board extensive knowledge of and skills in financial and accounting matters, having served as Chairman and Chief Executive Officer of one of the largest public accounting firms in the United States. This qualifies him to serve as one of the two financial experts on our Board’s Audit Committee. Financial and accounting issues are critical to the Company. Mr. Laskawy’s knowledge and skills are valuable to our Board in understanding and dealing with these issues.

Ken Miller, 73 – President and Chief Executive Officer of Ken Miller Capital, LLC, a merchant banking firm, and, since September 2012, Senior Advisor to Teneo Holdings, a consulting firm. He has been a director of the Company since 2008.

Mr. Miller has served as a financier and financial advisor for most of his business career. His experience in having served as a director of a variety of companies, as well as his skills in evaluating businesses and his experience in providing advice to third parties on financial transactions and capital markets, serve our Board well.

Andrew H. Tisch, 66 – Co-Chairman of the Board since 2006, Chairman of the Executive Committee and a member of the Office of the President of the Company. He is also a director of K12 Inc., CNA, Diamond Offshore, and the general partner of Boardwalk Pipeline. He has been a director of the Company since 1985.

Mr. Tisch has served as a member of the Company’s Office of the President since 1999 and, prior to that time, had served the Company in a number of executive positions. This experience has provided him with broad knowledge of and insight into the Company, its operations and the businesses in which it is engaged, and has enabled him to be instrumental in providing the Company with both strategic direction and operational oversight. Our Board and its Nominating Committee believe that his direct experience in managing the Company’s business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

James S. Tisch, 63 – President and Chief Executive Officer and a member of the Office of the President of the Company. He is also a director of General Electric Company, CNA and Chairman of the Board of Diamond Offshore. He has been a director of the Company since 1986.

Mr. Tisch has served as a member of the Company’s Office of the President since 1999 and, prior to that time, had served the Company in a number of executive positions, giving him wide-ranging knowledge of the Company, its operations and the businesses in which it is engaged, and enabling him to be instrumental in providing the Company with both strategic direction and operational oversight. Our Board and its Nominating Committee believe that his direct experience in managing the Company’s business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

Jonathan M. Tisch, 62 – Co-Chairman of the Board of the Company since 2006, Chairman of Loews Hotels and a member of the Office of the President of the Company. Prior to January 2012, Mr. Tisch also served as Chief Executive Officer of Loews Hotels. He has been a director of the Company since 1986.

Mr. Tisch has served as a member of the Company’s Office of the President since 1999 and, prior to that time, had served the Company in a number of executive positions. This experience has provided him with extensive knowledge of and insight into the Company, its operations and business, and has enabled him to be instrumental in providing the Company with strategic direction and operational oversight. Our Board and its Nominating Committee believe that his direct experience in managing the Company’s business, as well as his institutional knowledge, is of critical importance to our Board in fulfilling its responsibilities.

Anthony Welters, 61 – Executive Chairman of Black Ivy Group, LLC, a values-driven investment company that builds and grows commercial enterprises in Sub-Saharan Africa, since 2013. Mr. Welters was Executive Vice President and a member of the Office of the Chief Executive Officer of UnitedHealth Group Incorporated from 2011 until his retirement at the end of 2015. From 2006 until 2011 he was President, Public and Senior Markets Group of UnitedHealth Group. Mr. Welters is also a director of C.R. Bard, Inc., West Pharmaceutical Services, Inc. and the Carlyle Group, and was a director of Qwest Communications, Inc. from 2006 until 2011. He has been a director of the Company since 2013.

Mr. Welters’ experience as a senior executive at a large, complex health insurance company, as well as his service as a director of several public companies and his work with numerous educational and philanthropic organizations, give him a range of knowledge and skills which will greatly benefit our Board.

Director Independence

Our Board of Directors has determined that the following directors, constituting a majority of our directors and nominees are independent under the listing standards of the New York Stock Exchange: Lawrence S. Bacow, Ann E. Berman, Joseph L. Bower, Charles D. Davidson, Charles M. Diker, Jacob A. Frenkel, Paul J. Fribourg, Walter L. Harris, Philip A. Laskawy, Ken Miller and Anthony Welters. We refer to these directors in this Proxy Statement as our “Independent Directors.” Our Board considered all relevant facts and circumstances and applied the independence standards described below in determining that none of our Independent Directors has any material relationship with our subsidiaries or us.

Our Board has established the following standards to assist it in determining director independence. A director would not be considered independent if any of the following relationships exists:

•	during the past three years the director has been an employee, or an immediate family member has been an executive officer, of the Company;

•
the director or an immediate family member received, during any twelve month period within the past three years, more than $120,000 in direct compensation from the Company, excluding director and committee fees, pension payments and certain forms of deferred compensation;

•
the director is a current partner or employee or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, an immediate family member is a current employee of such a firm and personally works on the Company’s audit, or, within the last three years, the director or an immediate family member was a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•
the director or an immediate family member has at any time during the past three years been employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•
the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three years, exceeded the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

In considering Dr. Frenkel’s independence, the Board noted that he serves as Chairman of JPMorgan Chase International, a unit of JPMorgan Chase & Co., where he concentrates on international strategy and global economic issues. From time to time, for many years, the Company and its subsidiaries have had commercial banking and investment banking relationships with JPMorgan Chase & Co. Dr. Frenkel has not had, and is not expected to have, any role in any current or potential future relationships between the Company and JPMorgan Chase & Co., or any direct or indirect material interest therein.

In considering Mr. Harris’s independence, the Board noted that he has a majority ownership interest in certain insurance brokerage firms which, from time to time, receive brokerage commissions from insurance company subsidiaries of CNA. Mr. Harris may not participate in the Audit Committee’s consideration of such related party transactions. All business placed with CNA by such insurance brokerage firms was pursuant to written agreements on CNA’s standard forms, is typical of the products offered by CNA to its brokers and paid commissions in accordance with a schedule that is standard to CNA brokerage contracts of this type. Mr. Harris does not participate in placements of business with CNA. Mr. Harris has informed the Company that such commissions were less than the greater of $1 million or 2% of the consolidated gross revenues of such firms during each of the last three years. In 2015, such commissions totaled approximately $111,000.

Committees of the Board

Our Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Executive Committee. Our Audit Committee, Compensation Committee and Nominating and Governance Committee have written charters which can be found on our website at www.loews.com and are available in print to any shareholder who requests a copy by writing to our Corporate Secretary.

Audit Committee.  The primary function of our Audit Committee is to assist our Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit staff and independent auditors. Our Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate our independent auditors and to approve all engagement fees and terms for our independent auditors.

The members of our Audit Committee are Walter L. Harris (Chairman), Lawrence S. Bacow, Ann E. Berman, Joseph L. Bower, Charles M. Diker, Jacob A. Frenkel, Paul J. Fribourg, and Philip A. Laskawy, each of whom is an Independent Director and satisfies the additional independence and other requirements for Audit Committee members provided for in the listing standards of the New York Stock Exchange. Our Board has determined that each of Ms. Berman and Mr. Laskawy is a “financial expert” under the rules of the Securities and Exchange Commission.

Compensation Committee.  The primary function of our Compensation Committee is to assist our Board of Directors in discharging its responsibilities relating to compensation of our executives. These responsibilities include reviewing our general compensation philosophy for executive officers, overseeing the development and implementation of compensation programs for executive officers and reviewing compensation levels, including incentive and equity-based compensation, for executive officers, directors and Board committee members. Our Compensation Committee determines and approves compensation for our executive officers and administers our incentive and equity-based compensation plans. In doing so, it considers recommendations made by our Chief Executive Officer meeting in executive session with the Compensation Committee. Neither our Chief Executive Officer nor any of our other executive officers participates in our Compensation Committee’s final deliberations on compensation matters. The members of our Compensation Committee are Joseph L. Bower (Chairman), Charles M. Diker and Paul J. Fribourg, each of whom is an Independent Director and satisfies the additional independence requirements for Compensation Committee members provided for in the listing standards of the New York Stock Exchange.

Nominating and Governance Committee.  The primary functions of our Nominating and Governance Committee are to identify individuals qualified to become members of our Board of Directors, recommend to our Board a slate of director nominees for election at our next annual meeting of shareholders and develop and recommend to our Board a set of corporate governance principles. These corporate governance principles are set forth in our Corporate Governance Guidelines which can be found on our website at www.loews.com and are available in print to any shareholder who requests a copy by writing to our Corporate Secretary. The members of our Nominating and Governance Committee are Paul J. Fribourg (Chairman), Joseph L. Bower, Jacob A. Frenkel, Walter L. Harris and Ken Miller, each of whom is an Independent Director.

Code of Ethics

We have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This Code can be found on our website at www.loews.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary. We intend to post any changes to or waivers of this Code for our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions on our website.

Executive Sessions of Non-Management Directors

Our non-management directors meet in regular executive sessions without management participation. The Chairman of our Nominating and Governance Committee, currently Paul J. Fribourg, serves as the Lead Director and presides at these meetings.

Director Attendance at Meetings

During 2015 there were nine meetings of our Board of Directors, seven meetings of our Audit Committee, three meetings of our Compensation Committee and two meetings of our Nominating and Governance Committee. During 2015, each of our directors attended at least 75% of the total number of meetings of our Board of Directors and committees of our Board on which that director served during 2015. Our Board encourages all directors to attend our annual meeting of shareholders, but recognizes that circumstances may prevent attendance from time to time. All of our directors then serving attended our 2015 Annual Meeting of Shareholders.

Director Compensation

During 2015, our non-management directors received a retainer of $25,000 and 2,250 fully vested SAR awards per quarter. In addition, members of our Audit Committee were paid $2,000, and members of our Compensation Committee and Nominating and Governance Committee were paid $1,000, for each committee meeting attended. Furthermore, the chair of our Audit Committee received a retainer of $5,000 per quarter, and the chair of each of our Compensation and Nominating and Governance Committees received a retainer of $2,500 per quarter. The following table shows information regarding the compensation of our non-management directors then serving during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash	Option/SAR Awards (1)	Total

L.S. Bacow	$114,000	$61,677	$175,677
A.E. Berman	114,000	61,677	175,677
J.L. Bower	124,000	61,677	185,677
C. Davidson	100,000	61,677	161,677
C.M. Diker	117,000	61,677	178,677
J.A.Frenkel	114,000	61,677	175,677
P.J. Fribourg	127,000	61,677	188,677
W.L. Harris	136,000	61,677	197,677
P.A. Laskawy	114,000	61,677	175,677
K. Miller	110,000	61,677	171,677
A. Welters	100,000	61,677	161,677

(1)  These amounts represent full grant date fair value of these awards, in accordance with the Financial Accounting Standards Board’s (“FASB”) ASC Topic 718. Assumptions used in the calculation of dollar amounts of these awards are included in Note 14 to our audited financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2016 (our “2015 Annual Report”). At December 31, 2015, the aggregate number of stock option and SAR awards outstanding for each non-management director was as follows: Dr. L.S. Bacow, 39,000; Ms. A.E. Berman, 72,000; Prof. J.L. Bower, 72,000; Mr. C. Davidson, 9,000; Mr. C.M. Diker, 72,000; Dr. J.A. Frenkel, 49,500; Mr. P.J. Fribourg, 72,000; Mr. W.L. Harris, 72,000; Mr. P.A. Laskawy, 72,000; Mr. K. Miller, 57,000; and Mr. A. Welters, 20,250.

In February 2016, our Board adopted a new compensation policy for non-management directors. Under the new compensation policy, each of our non-management directors will receive a cash retainer of $25,000 per quarter and an annual award of restricted stock units having a value of $100,000 at the date of grant under our 2016 Incentive Compensation Plan, which is subject to shareholder approval at the meeting. See “Approval of the Loews Corporation 2016 Incentive Compensation Plan” below. In addition, members of our Audit Committee will be paid a quarterly retainer of $6,250, with the committee chair receiving an additional $10,000 per quarter. Members of our

Compensation Committee and Nominating and Governance Committee will each be paid a quarterly retainer of $2,500, with the committee chairs receiving an additional $5,000 per quarter. Our Lead Director will be paid an additional quarterly retainer of $5,000.

Share Ownership Guidelines for Directors

Our Board of Directors has adopted minimum share ownership guidelines for directors who are not employees or officers of the Company. Pursuant to these guidelines, each such director will be required to own shares having a value (determined as of the time the shares are acquired) of at least three times the annual cash retainer payable to directors (which is currently $100,000 per year as discussed above). Directors will have three years from the meeting (i.e., until the Company’s 2019 Annual Meeting of Shareholders) to accumulate the requisite shares. Newly elected directors will have until the date of the third annual meeting after they are first elected to accumulate the requisite shares. Shares owned by immediate family members or in certain trusts and unissued shares underlying Restricted Stock Units (“RSUs”) will be counted toward satisfying the requirement. Our Nominating and Governance Committee, or the committee chair acting by delegated authority, will have the authority to grant exceptions to the guidelines for hardship reasons should any arise.

Director Nominating Process

In evaluating potential director nominees, including those identified by shareholders, for recommendation to our Board of Directors, our Nominating and Governance Committee seeks individuals with talent, ability and experience from a wide variety of backgrounds to provide a diverse spectrum of experience and expertise relevant to a diversified business enterprise such as ours. Although we have no minimum qualifications, a candidate should represent the interests of all shareholders, and not those of a special interest group, have a reputation for integrity and be willing to make a significant commitment to fulfilling the duties of a director. Our Nominating and Governance Committee will screen and evaluate all recommended director nominees based on the criteria set forth above, as well as other relevant considerations. Our Nominating and Governance Committee will retain full discretion in considering its nomination recommendations to our Board.

In identifying, evaluating and nominating individuals to serve as directors, our Board and its Nominating and Governance Committee do not rely on any preconceived diversity guidelines or rules. Rather, our Board and its Nominating and Governance Committee believe that the Company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes.

Board Leadership Structure

Our Board’s leadership structure consists of two Co-Chairmen of the Board, Andrew H. Tisch and Jonathan M. Tisch, both of whom are members of the Office of the President, and a Lead Director, who is also Chairman of its Nominating and Governance Committee, presently Paul J. Fribourg. The Company’s Chief Executive Officer and third member of its Office of the President, James S. Tisch, does not serve in a formal leadership capacity on our Board.

Our Board believes that this structure provides input and guidance for the Board from both senior management, as represented by the members of the Office of the President, and the non-management directors, as represented by the Lead Director, which enable the Board to fulfill its oversight role. Our Board also believes that the exclusion of the Company’s Chief Executive Officer from its leadership structure helps to achieve an appropriate balance between the differing perspectives of management and non-management directors during the course of its proceedings.

The Lead Director plays an important role in our Board’s leadership structure. The non-management directors meet in executive session after each regular meeting of our Board. The Lead Director chairs these meetings of the non-management directors, in addition to serving as Chairman of the Nominating and Governance Committee, the principal Board committee charged with responsibility for the Board’s leadership structure. In this dual role, the Lead Director facilitates the ability of non-management directors to fulfill their responsibilities and provides a structure for communicating any concerns that the non-management directors may have directly to the Company’s senior management.

Board Oversight of Risk Management

Our Board recognizes the importance of understanding, evaluating and, to the extent practicable, managing enterprise risk in the financial health of all business enterprises, including the Company. As part of its oversight responsibility, at our Board’s request the Company’s management provides periodic reports to our Board which, among other things, seek to systematically identify the principal risks facing the Company and its subsidiaries, identify and evaluate policies and practices which promote a culture that actively balances risk and reward, and evaluate risk management practices. These reports enable the non-management directors to conduct meaningful and substantive discussions concerning these issues with senior management through the conduit of the Lead Director and during full Board deliberations.

AUDIT COMMITTEE REPORT

As discussed above under the heading “Committees of the Board – Audit Committee,” the primary role of the Board’s Audit Committee is to oversee the Company’s financial reporting process and manage its relationship with the independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2015 with the Company’s management and independent auditors. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted and as may be amended from time to time by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors’ independence. For more information about services provided by the auditors, please read “Audit Fees and Services,” below.

The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management’s representation that the Company’s financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the Securities and Exchange Commission.

By the Audit Committee:

Walter L. Harris, Chairman	Charles M. Diker
Lawrence S. Bacow	Jacob A. Frenkel
Ann E. Berman	Paul J. Fribourg
Joseph L. Bower	Philip A. Laskawy

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Loews Corporation is a holding company. We own a controlling interest in a diverse portfolio of businesses, including CNA Financial Corporation, a property casualty insurer, Diamond Offshore Drilling, Inc., a provider of offshore drilling services worldwide, Boardwalk Pipeline Partners, LP, a public master limited partnership that provides natural gas and liquids transportation and storage services, and Loews Hotels & Resorts, an operator of luxury hotels. In addition, we had over $4.3 billion of cash and investments at the holding company level as of December 31, 2015.

Our primary function is to allocate our capital in a way that drives long term value creation and returns for our shareholders. To do this we make decisions related to investments in our subsidiaries, repurchases of our shares, acquisitions and dispositions of subsidiaries, and prudent investment of our cash and investment assets.

In light of our business model, our most critical asset is our people, our human capital, including our senior leadership team that drives our capital allocation decisions. All of our employees are located in our headquarters office in New York City. We compete for leadership talent not only with peer companies of us and our subsidiaries, but with New York City-based financial services firms, including investment and commercial banks, private equity funds, hedge funds, insurance and reinsurance companies, and other sophisticated financial firms. Our compensation policies and practices are driven by our need to attract, motivate and retain highly qualified, financially sophisticated executive officers in this competitive marketplace and motivate them to provide a high level of performance for our shareholders.

Compensation Philosophy

We believe in recognizing the performance of our executive officers primarily through fair and reasonable cash compensation made up of a fixed base salary and incentive compensation. We also award our executive officers stock-based compensation each year, though the amount is smaller than the cash compensation opportunities. A large majority of the compensation paid to our executive officers is performance-based and, other than their fixed base salaries, no compensation is guaranteed.

We structure our executive compensation to avoid the possibility of excessive compensation in any given year, including through the exercise of negative discretion by our Compensation Committee, while setting what we believe to be reasonable, but achievable, performance targets and competitive target compensation levels that are generally based on the prior year’s levels. The result has been that the cash compensation paid to our Named Executive Officers has not fluctuated significantly during the past five years. In addition, annual equity-based awards to our Named Executive Officers have not changed during that time period, though the value of those awards fluctuates over time with changes in the market price of our Common Stock. We believe this structure provides ample motivation for our executive officers to maximize their performance and focus on the long-term success of the Company, while deterring unreasonable risk taking with an eye toward short-term results.

The fixed base salary generally comprises substantially less than half of the total potential cash compensation with the balance coming from our performance-based incentive compensation plan. In setting potential awards under that plan our Compensation Committee sets what it believes are reasonable target levels, but reserves to itself broad discretion to reduce or eliminate incentive compensation or to pay incentive compensation not exceeding pre-established maximums. In selecting these elements of executive compensation, we have considered our historical compensation policies as they have evolved over the years, national surveys of executive compensation at comparable sized companies and the executive compensation programs of various companies engaged in businesses similar to ours and our principal subsidiaries as well as others with which we compete for talent in the New York City marketplace (although we do not benchmark our compensation to any particular group of companies). We also consider applicable tax and accounting impacts of executive compensation.

Our compensation program is intended to align the interests of our senior executives with those of our shareholders with a goal of increasing shareholder value and reasonably rewarding superior performance which supports that goal. In establishing the aggregate amount of targeted compensation for each Named Executive Officer, we do not rely on formula-driven plans which could result in unreasonably high compensation levels and could encourage excessive risk taking. Instead, the primary factor in setting targeted compensation is an evaluation of the individual’s performance in the context of our financial performance and compensation policies. Based on these factors, we determine an overall level of targeted cash compensation, a portion of which is to be paid as base salary and the balance of which would be incentive-based cash compensation and stock-based awards. Although our Compensation Committee reviews base salary and stock-based awards annually, these elements have historically remained relatively static, with the primary variable in our compensation program for Named Executive Officers being the establishment of annual incentive compensation awards.

Compensation Governance

We are committed to good compensation governance, ensuring that our compensation programs are designed and implemented in a way that is consistent with our business goals and in the best interests of our shareholders. In that regard we:

•	maintain a fully independent Compensation Committee which oversees all aspects of our executive compensation and monitors, reviews and approves all executive compensation decisions;

•
structure our cash-based incentive compensation awards such that the Compensation Committee may exercise negative discretion on the cash-based incentive compensation awards to executive officers, which is the largest component of their pay;

•
do not have long-term employment agreements with, or guarantee compensation to, any of our executive officers. Each of the members of our Office of the President annually signs a one-year employment agreement that provides for a fixed base salary, but does not fix or guarantee any other compensation and does not provide for severance benefits;

•	do not maintain agreements with any of our executives to pay severance upon a change in control; and

•
conduct an annual advisory vote of shareholders on our executive compensation practices. We have received a large majority vote in favor of our executive pay practices every year since implementing such vote.

Compensation Program Structure and Process

As noted above, and as reflected in the Summary Compensation Table below, the principal components of compensation for our Named Executive Officers are:

•	base salary;

•	performance-based cash incentive compensation awards;

•	equity-based awards; and

•	retirement, medical and related benefits.

Each year, our Chief Executive Officer, after consulting with the other members of the Office of the President, reviews with the Compensation Committee the performance of each Named Executive Officer and each other executive officer and makes a recommendation to the Committee with respect to their annual compensation, including the setting of parameters for incentive compensation awards and stock-based awards. In accordance with its charter, the Committee then makes the final determination regarding the compensation for our Chief Executive Officer and each of the other Named Executive Officers, as well as all of our executive officers.

Base Salary.  The base salary for each of our Named Executive Officers has remained unchanged at approximately $1 million per annum for at least the last five years. This reflects the impact of provisions of the Internal Revenue Code which limit the amount of compensation we may deduct for federal income tax purposes to $1 million for certain of the Named Executive Officers, except to the extent such compensation is considered to be “performance-based,” and the Compensation Committee’s policy of maximizing the deductibility of compensation. See “Other Considerations – Deductibility of Compensation under the Internal Revenue Code,” below. In addition, the relative lower weight of base salary to performance-based compensation is consistent with the Committee’s belief that performance-based compensation should be the greater part of the compensation of each of our Named Executive Officers.

Incentive Compensation Awards.  The largest portion of the compensation of our Named Executive Officers in 2015 came from awards under our Incentive Compensation Plan for Executive Officers (“Incentive Compensation Plan”). This element of our compensation program makes a significant portion of the executive’s annual compensation dependent on the Company’s attainment of a pre-established level of income, which we call Performance Based Income. Under the Incentive Compensation Plan the Compensation Committee employs both quantitative factors – our attainment of the performance goal discussed below – and qualitative factors – the Committee’s assessment of the individual’s performance.

As more fully described below, under the terms of the Incentive Compensation Plan, the Compensation Committee in granting awards establishes a target award and maximum award for each participant and retains full negative discretion to reduce awards despite the fact that funds may be available in the performance based pool. This allows the Committee to review and evaluate each participant’s performance in light of the year end results which, we believe, serves to discourage excessive risk taking. We believe the features of the Incentive Compensation Plan help align the interests of our executive officers with those of our shareholders.

Process of Establishing Annual Incentive Compensation Awards.  Under the Incentive Compensation Plan, during the first quarter of each year the Compensation Committee establishes an annual performance bonus pool, as described below, expressed as a percentage of our Performance Based Income for that year. The performance bonus pool is not an expectation of the amount of bonuses that will, in fact, be paid, rather it sets the outer limit of compensation that can be paid to all participants in the Incentive Compensation Plan for such year. Performance Based Income is defined in the Incentive Compensation Plan to mean our consolidated net income as adjusted by the Committee in its sole discretion to take into account specific factors that may impact our business, but which the Committee deems reasonable and appropriate to exclude or include. As described in more detail below, among other things, the Committee may take into account the potential impact on our earnings of realized and unrealized investment gains and losses, accounting changes, acquisitions and dispositions, charges relating to litigation, charges relating to reserve strengthening and adverse development associated with prior accident years at CNA, catastrophes and changes in legislation or regulation.

The Compensation Committee allocates a portion of the performance bonus pool to each of the Named Executive Officers and other executive officers who are participating in the Incentive Compensation Plan and are eligible to receive incentive compensation awards. The Committee establishes a target award (expressed as a dollar amount) for each participant, based on its assessment of the individual’s expected performance of his duties, with the intention that the incentive compensation award will not exceed the target award (even if the objective formula permits payment of an award in excess of the established target) except based on the Committee’s discretion. The Committee also establishes, for each participant, a maximum award (expressed as a dollar amount) to permit the Committee to award a bonus amount that exceeds the pre-established target award. In addition, in accordance with the Incentive Compensation Plan, it has been the practice of the Committee to retain negative discretion in the payment of awards, which allows the Committee to reduce or eliminate any award at its discretion.

Once Performance Based Income for the year has been determined, typically in February of the following year, the Compensation Committee will review and re-assess each participant’s performance for such year and, based upon such review and re-assessment, will award incentive compensation out of each executive’s allocated percentage of the performance bonus pool. Based on such review and assessment, the Committee, in its discretion, will determine whether to award incentive compensation that meets or exceeds the target award (up to the maximum award established for that individual) or that is lower than the target award. Historically, the Committee has exercised its negative discretion to limit awards paid to the pre-established target amounts.

Performance Bonus Pool.  For 2015, the Compensation Committee established a performance bonus pool of 4% of Performance Based Income, which it determined was an appropriate level to give it the ability to recognize the performance of plan participants, which includes all of the Company’s executive officers, including the Named Executive Officers, while not unduly burdening the Company’s financial position with potentially excessive compensation. There is no expectation that the entire performance bonus pool will, in fact, be awarded and paid out. The Committee’s practice has been to exercise its discretion to pay bonuses amounting to only a fraction of the performance bonus pool. The potential for excessive compensation is further limited by the setting of target levels as well as absolute maximum amounts for each Named Executive Officer.

In allocating the performance bonus pool and setting the target award and maximum award for each Named Executive Officer, the Committee takes into account the factors described in “Compensation Philosophy” above, including primarily the individual’s duties, expected performance of those duties and compensation history and the Company’s goal of increasing shareholder value and reasonably rewarding superior performance while eschewing formula-driven plans which have the potential of providing unreasonably high compensation levels. With respect to each Named Executive Officer, other than the Chief Executive Officer, the Compensation Committee gives great weight to the recommendations of the Chief Executive Officer. The Committee relies on these qualitative factors, together with its discretion to reduce awards below the target award as well as to pay awards up to the maximum amount, and has determined not to establish specific, quantitative criteria or numerical formulas of performance measures. The 2015 target and maximum awards and the share of the performance bonus pool allocated to each Named Executive Officer are as follows:

Name	Share of 4% Bonus Pool Allocated	Target Award	Maximum Award

James S. Tisch	17.7%	$3,425,000	$5,000,000
Andrew H. Tisch	15.9%	2,775,000	4,500,000
Jonathan M. Tisch	15.9%	2,775,000	4,500,000
David B. Edelson	16.8%	3,300,000	4,750,000
Kenneth I. Siegel	15.9%	2,825,000	4,500,000

Performance Based Income.  The Compensation Committee determined that Performance Based Income for 2015 would mean our consolidated net income, after excluding the impact of certain items which the Committee concluded would not be appropriate in measuring performance in 2015. However, by reserving to itself the ability to exercise negative discretion to reduce an award otherwise earned, the Committee retains the ability to take these excluded items and other factors it deems relevant into account in awarding incentive compensation. For 2015, Performance Based Income amounted to $865 million compared to consolidated net income of $260 million. The adjustments identified for 2015 and the reason for such adjustments, were:

(1)  The effect of accounting changes. This item was excluded for the following reasons: (i) by its nature it is not a cash item; (ii) it is not within the control of the Company or any Named Executive Officer; and (iii) it has the possibility of increasing or decreasing net income in ways that may not be predictable when Performance Based Income is established.

(2)  Net losses attributed to the impairment of goodwill or long-lived assets. This item was excluded for the following reasons: (i) it is not a cash item; and (ii) under generally accepted accounting principles goodwill and long-lived assets are accounted for under an impairment based model under which the carrying value is subject to reduction, resulting in charges to income, based on a decline in fair value, but cannot be increased in subsequent periods if fair values rise.

(3)  Any net loss attributable to an increase in the asbestos and environmental pollution reserves, and related adverse dividend or premium development, associated with accident years prior to 2000, and the after-tax impact of reserve strengthening and adverse dividend or premium development associated with asbestos and environmental pollution reserves covered under CNA’s 2010 loss portfolio transfer which is not offset by losses ceded in that transaction due to retroactive reinsurance accounting. In 2010, CNA entered into a loss portfolio transfer transaction pursuant to which virtually all of its legacy asbestos and environmental pollution liabilities were ceded to a reinsurer. Accordingly, the Compensation Committee determined that any remaining charges related to this pre-2001 legacy business, as well as any net income which may result from the reinsurance benefits relating to the loss portfolio transfer transaction, should not be considered when measuring current performance.

(4)  Charges relating to reserve strengthening and adverse dividend or premium development at CNA associated with accident years prior to 2000 related to mass tort claims. The Compensation Committee determined to exclude these charges because it believes that reserve practices and decisions made prior to 2000 in this claim category where there have been significant and unanticipated adverse developments is not an appropriate measure of current performance.

(5)  Charges relating to reserve strengthening relating to CNA’s long term care liabilities, or relating to an impairment recognized in connection with a disposition (or proposed disposition), a loss portfolio transfer or other transaction that is intended to fix or limit CNA’s exposure to such liabilities. CNA’s individual long term care business is in run off. Its payout annuity business was in run-off prior to its disposition in 2014. The Compensation Committee believes that any charges from a transaction which would substantially mitigate CNA’s exposure from these legacy businesses should not be taken into account in measuring performance in 2015.

(6)  Realized gains and losses. The Compensation Committee determined to exclude both realized gains and realized losses since, at least to a certain extent, the decision to realize a gain or a loss could be a discretionary decision. Accordingly, by excluding realized gains and losses, any implication that an individual could be wrongly motivated in taking or failing to take a gain or loss in an effort to impact consolidated net income would be removed. In addition, a significant component of the Company’s realized investment gains and losses in recent years has included “other-than-temporary-impairments” of investment securities. As is the case with respect to goodwill impairments, these impairments can only result in charges; any subsequent increase in the market value of an impaired security can only be recognized if that security is sold.

(7)  Catastrophe losses of CNA in excess of CNA’s 2015 budgeted amount, but not less than such budgeted amount. The level of catastrophes that impact a property and casualty insurer is, of course, unpredictable and, accordingly, not an appropriate way to measure performance. On the other hand, Performance Based Income should not be increased just because of a low level of catastrophes in any year. The Compensation Committee believes that the amount for catastrophe losses budgeted at the beginning of each year – which at times has been higher or lower than the actual level of catastrophe losses – is preferable for measuring performance.

(8)  Charges relating to the disposition, by judgment or settlement, of smoking and health related litigation. The Company’s former subsidiary, Lorillard, Inc., has been subject to numerous claims for damages related to its cigarette business allegedly resulting from actions taken many years ago. In connection with the 2008 spin-off of Lorillard, Inc., Lorillard indemnified the Company from any and all claims relating to the operation of its business, including smoking and health claims. In light of this, the Compensation Committee determined that any charges of this nature would not be appropriate in determining Performance Based Income in awarding incentive compensation.

(9)  Net income or loss attributable to changes in deferred income tax assets and liabilities resulting from a change in income tax rates in 2015. Several of the Company’s subsidiaries, by the nature of their business, recognize significant deferred income tax assets and liabilities, which have accumulated over many years. A change in the income tax rate could have a significant impact on these deferred tax items and on the Company’s net income since the impact in the year of this change would take into account the entire historical balance of deferred tax assets or liabilities. The Compensation Committee determined to exclude this item since any change in income tax rates is, of course, unpredictable and not within the Company’s control, and the resulting impact on net income and loss would not be a suitable indication of an individual’s performance.

(10)  Gain or loss on disposal of discontinued operations (but not income from operations of the discontinued operations). The Compensation Committee determined to exclude both gains and losses from the disposal of discontinued operations in the belief that the results from a disposition, whether positive or negative, relate to the generally multi-year holding period of the asset disposed of even though recognized in the year of disposal. Thus any such gains or losses could distort net income in the year of disposition.

Negative discretion.  An integral part of the implementation of the Incentive Compensation Plan by the Compensation Committee is the retention by the Committee of negative discretion with respect to the award to each executive officer, allowing the Committee to reduce or eliminate any award notwithstanding the existence of Performance Based Income. This gives the Committee the flexibility to appropriately evaluate the performance of each executive officer in light of not only the level of Performance Based Income, but also in relation to the Company’s consolidated net income and the individual’s performance.

Stock-Based Awards.  The third principal element of our compensation policy for Named Executive Officers is stock-based awards. Through 2015 these have consisted of awards of stock options or SARs under our Stock Option Plan. The value of awards under our Stock Option Plan is directly correlated to our performance as measured by the price of our Common Stock over the long term. The value of these awards increases and decreases directly with changes in the price of our Common Stock. In addition, unlike base salary and incentive compensation awards, which are earned and paid based on the annual performance of the individual and the Company, awards under the Stock Option Plan vest over a period of four years and have a term of ten years. As a result, these awards recognize performance over a longer term and encourage executives to continue their employment with the Company. All of these elements further serve to align the executive’s interest with those of our shareholders.

Since the establishment of the Stock Option Plan in 2000, it has been our policy not to increase the number of options or SARs awarded to our Named Executive Officers each year (other than to adjust for stock splits), and the total number of options and SARs issued to all employees who participate in that plan has declined slightly in recent years.

In February 2016 our Board of Directors adopted the Loews Corporation 2016 Incentive Compensation Plan which we are proposing for approval by our shareholders at the meeting. No grants have been made under our Stock Option Plan in 2016 and, if approved, this plan will replace our Stock Option Plan and no further grants will be made thereunder. See “Approval of the Loews Corporation 2016 Incentive Compensation Plan” below.

Employee Benefits.  Our Company’s Named Executive Officers also participate in benefit programs available to salaried employees generally, including our Employees Savings Plan under Section 401(k) of the Internal Revenue Code, Retirement Plan and Benefit Equalization Plan. In addition, from time to time we have provided one or more Named Executive Officers with unfunded supplemental retirement benefits pursuant to the supplemental retirement agreements that are described under the heading “Pension Plans” below. No supplemental retirement benefits were granted in 2015.

2015 Compensation to our Named Executive Officers

Base Salary and Equity-Based Awards.  The base salary of each of our Named Executive Officers was unchanged from previous years, at $975,000, consistent with our stated philosophy of emphasizing performance-based compensation and maximizing the tax deductibility of our executive compensation. In addition, in 2015 each member of our Office of the President was awarded 60,000 SARs and each of our other Named Executive Officers was awarded 45,000 SARs under our Stock Option Plan, which was also unchanged from last year.

Incentive Compensation Awards.  In 2015 the Compensation Committee made cash incentive compensation awards to our Chief Executive Officer and each of our other Named Executive Officers, which were paid in the first quarter of 2016. In determining the amounts to be paid to each such officer, the Committee acted consistently with the parameters of the grants that were made in early 2015, including the size of the performance bonus pool for the year, as described above, but otherwise exercised its business judgment, using essentially a qualitative, rather than formula-driven, approach based on the Committee’s overall judgment of the individual’s performance. In addition to the specific factors discussed below, the Committee considered: (i) its compensation philosophy in favor of fair and consistent pay levels and against excessive or unreasonable compensation levels; (ii) an emphasis on consistent, long term, superior performance by the individual; (iii) its evaluation of the performance of each Named Executive Officer based on the direct observation of such performance, since each Named Executive Officer regularly reports to the Board on the operations of the Company and its subsidiaries; and (iv) with respect to each Named Executive Officer other than the Chief Executive Officer, executive sessions with the Chief Executive Officer in which each Named Executive Officer’s performance is reviewed and evaluated.

Chief Executive Officer.  In making its determination regarding the grant and payment of an incentive compensation award for 2015 to our Chief Executive Officer, James S. Tisch, the Compensation Committee first considered the overall performance of the Company and its principal subsidiaries and the Company’s Common Stock in recent years against the continued harsh economic and market conditions across the energy sector and the lackluster performance of the equity markets generally. The Committee also considered, among other things, its compensation philosophy against excessive or unreasonable compensation levels and its emphasis on consistent, long term, superior performance by the individual. Based on these considerations, the Committee did not increase Mr. Tisch’s target or maximum bonus levels for 2015, as it had done in prior years, but kept them unchanged from 2014, while retaining negative discretion to reduce any award to what it determines is a reasonable level under the circumstances.

The Compensation Committee then evaluated Mr. Tisch’s performance in 2015 and during recent prior years, considering the overall state of the markets in which the Company and its subsidiaries operate and the financial markets generally. This is consistent with the Committee’s philosophy of evaluating performance over the longer term to encourage and reward long-term value creation and to discourage unreasonable risk taking. The Committee considered Mr. Tisch’s ability to demonstrate leadership, maintain stability and encourage prudent growth, cost-cutting initiatives, and other strategies at our subsidiaries in response to continuing adverse market conditions, and to prudently allocate the Company’s capital to protect against known risks and take advantage of market opportunities.

The Compensation Committee noted the following accomplishments under Mr. Tisch’s leadership: The Company’s book value per share (excluding accumulated other comprehensive income) increased over 20% over the past five years, creating value for our shareholders; the Company repurchased more than 33.3 million shares, or 8.9%, of its Common Stock in 2015 and has repurchased more than 76.6 million shares, or 18.5%, of its Common Stock over the past five years, always while maintaining a very strong liquidity position; and the leadership teams at the Company’s principal operating subsidiaries remained focused and motivated to drive the most value from their respective companies, helped in part by the leadership of the company’s Chief Executive Officer and Named Executive Officers. As a result of these efforts, the underlying businesses of the Company’s subsidiaries has remained strong, even in the current challenging operating environment. For example: CNA has maintained an extremely strong capital position which has allowed it to pay substantial dividends to its shareholders, including the Company, in recent years; Diamond Offshore has successfully reduced its operating costs and obtained long-term contracts for all of its new rigs, while maintaining focus on operations and safety; Boardwalk Pipeline Partners has continued to successfully execute its long-term growth strategy without the need to issue significant amounts of equity that would unreasonably dilute its unit holders, including the Company; and Loews Hotels & Resorts has continued to successfully add new properties to its portfolio of hotels and resorts.

The Compensation Committee determined, based upon his leadership and accomplishments as discussed above, to award Mr. Tisch incentive compensation for 2015 equal to his target award, which is unchanged from last year. This award is 56% of the amount allocated to him from the performance bonus pool based on the level of Performance Based Income for the year.

Other Named Executive Officers.  Each of our other Named Executive Officers was granted an incentive compensation award in 2015, to be paid in 2016, as described above. Consistent with the Compensation Committee’s philosophy of targeting overall compensation that does not fluctuate substantially year over year, target and maximum level awards were unchanged from last year for the members of our Office of the President and increased modestly for the other Named Executive Officers. In making its determination regarding the payment of these awards to such executives, the Compensation Committee considered many of the same factors described above. Based on its evaluation of each such executive’s performance, including the input and recommendation of the Chief Executive

Officer, the Committee awarded each such Named Executive Officer incentive compensation equal to his target amount for 2015. These awards amounted to between approximately 50% and 57% of the total amount available in the performance bonus pool for each such executive and are consistent with the Committee’s compensation philosophy in favor of fair and competitive pay levels, but against excessive or unreasonable compensation, based on consistent, long term superior performance.

Other Considerations

Employment Agreements.  It has been our practice to maintain employment agreements with each member of the Office of the President: James S. Tisch, Andrew H. Tisch and Jonathan M. Tisch. Consistent with our compensation policies and our goal of maximizing the deductibility of compensation for federal income tax purposes, base salary under each employment agreement has been limited to $975,000 per annum for each individual. The agreements provide that each individual shall participate in our Incentive Compensation Plan; however, the amount of any award which may be granted remains subject to the discretion of the Compensation Committee. In February 2016, the employment agreement with each of the members of the Office of the President was extended for an additional term of one year, to expire March 31, 2017. Our employment agreements with the members of the Office of the President contain no provision for severance on termination, or payment upon a change in control, nor do such agreements require us to provide any perquisites. We have no employment or other agreement relating to severance or payment upon a change of control with any of our other Named Executive Officers. Information concerning automobile-related perquisites provided to certain Named Executive Officers is provided in the Summary Compensation Table, below.

Share Ownership Guidelines.  Although we have not adopted any share ownership guidelines for our executive officers, we note that, as disclosed above under “Director and Officer Holdings” each member of our Office of the President owns a significant amount of our Common Stock which strongly aligns their interests with those of our other shareholders.

Deductibility of Compensation Under the Internal Revenue Code.  Provisions of the Internal Revenue Code limit the amount of compensation paid to certain of our Named Executive Officers that we may deduct for federal income tax purposes to $1 million, unless such compensation qualifies as “performance based” and meets other requirements under the Internal Revenue Code. Our policy is to maximize the deductibility of compensation to the extent reasonably practical and our Incentive Compensation Plan and Stock Option Plan are intended to meet the Internal Revenue Code requirement for deductibility. However, where the Compensation Committee, in the exercise of its business judgment, believes the performance of one or more of our Named Executive Officers warrants it, it may approve compensation, including bonuses, which is not deductible for tax purposes.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee:

Joseph L. Bower, Chairman
Charles M. Diker
Paul J. Fribourg

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an officer or employee of the Company, or is a participant in a transaction disclosed, or required to be disclosed, under the heading “Transactions with Related Persons,” below. None of our executive officers serves as a member of the compensation committee or board of directors of any entity that has an executive officer serving on our Compensation Committee or as a director of the Company.

2015 Summary Compensation Table

The following table shows information for the years indicated regarding the compensation of our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers as of December 31, 2015, whom we refer to in this Proxy Statement as our “Named Executive Officers,” for services in all capacities to us and our subsidiaries.

Name and Position	Year	Salary	SAR Awards (1)		Non-Equity Incentive Plan Comp. (2)	Change in Pension Value and Nonqualified Deferred Comp. Earnings (3)		All Other Comp.		SEC Total	SEC Total Without Change in Pension Value (4)

J.S. Tisch	2015	$975,000	$776,785	(5)	$3,425,000	$0	(6)	$101,614	(7)(8)	$5,278,399	$5,278,399
President, Chief	2014	975,000	758,912	(5)	3,425,000	4,434,853		894,694		10,488,459	6,053,606
Executive Officer,	2013	975,000	837,845	(5)	3,285,000	0		807,965		5,905,810	5,905,810
Office of the President

D.B. Edelson	2015	975,000	312,970		3,300,000	271,121		24,350	(10)	4,883,441	4,612,320
Chief Financial Officer,	2014	975,000	334,761		3,200,000	449,342		24,150		4,983,253	4,533,911
Senior Vice President (9)	2013	975,000	303,303		3,050,000	242,778		23,950		4,595,031	4,352,253

A.H. Tisch	2015	975,000	465,225	(11)	2,775,000	0	(6)	103,109	(7)(8)	4,318,334	4,318,334
Co-Chairman of	2014	975,000	488,023	(11)	2,775,000	3,670,777		130,487		8,039,287	4,368,510
the Board, Chairman	2013	975,000	462,196	(11)	2,650,000	0		120,398		4,207,594	4,207,594
of the Executive
Committee, Office of
the President

J.M. Tisch	2015	975,000	417,293		2,775,000	0	(6)	71,102	(7)(10)	4,238,395	4,238,395
Co-Chairman of	2014	975,000	446,348		2,775,000	3,281,204		70,620		7,548,172	4,266,968
the Board, Chairman	2013	975,000	404,404		2,650,000	0		67,065		4,096,469	4,096,469
of Loews Hotels, Office
of the President

K.I. Siegel	2015	975,000	360,902	(12)	2,825,000	217,367		24,350	(10)	4,402,619	4,185,252
Senior Vice President	2014	975,000	369,819	(12)	2,675,000	274,590		28,650		4,323,059	4,048,469
	2013	975,000	303,303		2,375,000	255,186		23,950		3,932,439	3,677,253

(1)  These amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, of awards granted pursuant to our Stock Option Plan through December 31, 2015, 2014 and 2013, respectively. Assumptions used in the calculation of dollar amounts of the 2015 awards are included in Note 14 to our audited financial statements for the year ended December 31, 2015 included in our 2015 Annual Report.

(2)  These amounts represent awards under our Incentive Compensation Plan for the years indicated which were paid to the Named Executive Officers in February of the following years.

(3)  These amounts represent the actuarial increase, if any, in the present value of retirement benefits of each Named Executive Officer under our retirement plans and supplemental retirement agreements as of December 31, 2015, 2014 and 2013 over the value of those benefits as of December 31, 2014, 2013 and 2012, respectively, all as determined using the same interest rate and other assumptions as those used in our financial statements in those respective years. The changes from year to year represent primarily changes in actuarial pension assumptions and, to a lesser extent, increases in service, age and compensation. Effective January 1, 2014, we reduced the benefits under our pension plans for executive officers generally. For an estimate of the pension benefits accrued for and which may become payable to the Named Executive Officers and the assumptions used in calculating those amounts, please see the 2015 Pension Benefits Table on page 32 of this Proxy Statement.

(4)  We have included this column to show how year over year changes in pension value impact total compensation as determined under Securities and Exchange Commission rules. The amounts reported in this column are calculated by subtracting the Change in Pension Value and Nonqualified Deferred Comp. Earnings column, as described in footnote 3 to this table, from the amounts reported in the SEC Total column. The amounts reported in this column in some cases differ substantially from, and are not a substitute for, the amounts reported in the SEC Total column.

(5)  Includes $359,492, $312,564 and $433,441, representing the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the years ended on December 31, 2015, 2014 and 2013, respectively, of awards pursuant to Diamond Offshore’s stock option plan granted as compensation for service as chairman of the board of Diamond Offshore during 2015, 2014 and 2013, respectively. The aggregate grant date fair value of these awards was estimated using the Black-Scholes pricing model, assuming, with respect to the awards granted in each of 2015, 2014 and 2013 (a) an expected life of: six (6) years, seven (7) years and seven (7) years, respectively; (b) an expected volatility of: 55.12%, 21.68% and 18.24%, respectively; (c) a dividend yield of: 1.70%, 1.10% and 0.75%, respectively; and (d) a risk free interest rate of 1.66%, 2.08% and 1.61%, respectively. Expected life and volatility of awards is based on historical data. The dividend yield is based on the current regular dividend rate in effect and the current market price at the time of grant. Risk free interest rates are determined using the U.S. Treasury yield curve at time of grant with a term equal to the expected life of the options and SARs. This information has been provided by Diamond Offshore.

(6)  As a result of changes in actuarial assumptions used by the Company in 2015 and retirement plan design changes, the present value of retirement benefits under our retirement plans and supplemental retirement agreements for each of Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch as of December 31, 2015 declined by an amount equal to $527,047, $653,416 and $499,649, respectively, over the value of those benefits as of December 31, 2014.

(7)  Includes the portion of the expense of a car and driver we provide to each member of our Office of the President attributable to personal use during 2015, as follows: (a) $19,264 for Mr. J.S. Tisch; (b) $20,759 for Mr. A.H. Tisch; and (c) $46,752 for Mr. J.M. Tisch. These amounts represent approximately 14%, 14% and 35% of our annual costs associated with the car and driver provided for Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch, respectively, in 2015.

(8)  Includes (a) $10,600, representing our contributions under our Employees Savings Plan for 2015; (b) $13,750, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include, among other things, premiums on medical, dental, vision, life and disability insurance policies, for 2015; and (c) $58,000, representing director’s fees paid by CNA for 2015.

(9)  Mr. D.B. Edelson was appointed Chief Financial Officer on May 13, 2014. Prior to that date, he served as a Named Executive Officer in his capacity as a Senior Vice President.

(10)  Includes (a) $10,600, representing our contributions under our Employees Savings Plan for 2015; and (b) $13,750, representing additional cash compensation paid or applied to the cost of benefit choices under our flexible benefits plan, which may include, among other things, premiums on medical, dental, vision, life and disability insurance policies, for 2015.

(11)  Includes $47,932, $41,675 and $57,792, representing the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the years ended on December 31, 2015, 2014 and 2013, respectively, of awards pursuant to Diamond Offshore’s stock option plan granted as compensation for service as a member of the board of Diamond Offshore during 2015, 2014 and 2013, respectively, estimated using the same pricing model and assumptions described in footnote (5) above.

(12)  Includes $47,932 and $35,058, representing the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the years ended on December 31, 2015 and 2014 respectively, of awards pursuant to Diamond Offshore’s stock option plan granted as compensation for service as a member of the board of Diamond Offshore during 2015 and 2014, estimated using the same pricing model and assumptions described in footnote (5) above.

Narrative Discussion of Summary Compensation Table

For more information about our employment agreements with each of Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch and about the components of compensation reported in the Summary Compensation Table, please read the “Compensation Discussion and Analysis” above.

Compensation Plans

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan and Incentive Compensation Plan during the year ended December 31, 2015.

2015 Grants of Plan-Based Awards
(Loews)

Name	Grant Date	Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Option/SAR Awards; Number of Securities Underlying Options/SARs (2)	Exercise or Base Price of Option/SAR Awards (3)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option/SAR Awards

			Target	Maximum

J.S. Tisch	01/09/15				15,000	$40.46	$40.05	$107,467
	02/06/15		$3,425,000	$5,000,000
	03/31/15	01/09/15			15,000	40.61	40.83	93,014
	06/30/15	01/09/15			15,000	38.46	38.51	100,829
	09/30/15	01/09/15			15,000	35.52	36.14	115,983

D.B. Edelson	01/09/15				11,250	40.46	40.05	80,600
	02/06/15		3,300,000	4,750,000
	03/31/15	01/09/15			11,250	40.61	40.83	69,761
	06/30/15	01/09/15			11,250	38.46	38.51	75,622
	09/30/15	01/09/15			11,250	35.52	36.14	86,987

A.H. Tisch	01/09/15				15,000	40.46	40.05	107,467
	02/06/15		2,775,000	4,500,000
	03/31/15	01/09/15			15,000	40.61	40.83	93,014
	06/30/15	01/09/15			15,000	38.46	38.51	100,829
	09/30/15	01/09/15			15,000	35.52	36.14	115,983

J.M. Tisch	01/09/15				15,000	40.46	40.05	107,467
	02/06/15		2,775,000	4,500,000
	03/31/15	01/09/15			15,000	40.61	40.83	93,014
	06/30/15	01/09/15			15,000	38.46	38.51	100,829
	09/30/15	01/09/15			15,000	35.52	36.14	115,983

K.I. Siegel	01/09/15				11,250	40.46	40.05	80,600
	02/06/15		2,825,000	4,500,000
	03/31/15	01/09/15			11,250	40.61	40.83	69,761
	06/30/15	01/09/15			11,250	38.46	38.51	75,622
	09/30/15	01/09/15			11,250	35.52	36.14	86,987

(1)  These amounts represent target and maximum awards established under our Incentive Compensation Plan. The actual amount of each award authorized for payment by our Compensation Committee in February 2016 is included in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.” Awards under our Incentive Compensation Plan are not subject to thresholds, but instead consist of an amount equal to a proportion of that percentage of our Performance-Based Income established by our Compensation Committee as our annual performance goal, subject to the target and maximum amounts set forth on the table above. Please read our “Compensation Discussion and Analysis” above, under the heading “Compensation Program Structure and Process – Incentive Compensation Awards,” for more information concerning awards under our Incentive Compensation Plan.

(2)  These amounts represent awards of SARs granted under our Stock Option Plan. In accordance with its practice, in 2015 our Compensation Committee established an annual award in January authorizing the grant of SARs in four increments over the year. These SARs vest with respect to 25% of the total number of securities underlying each annual award on an annual basis commencing on the anniversary of the date our Compensation Committee took action to authorize the awards. Please read our “Compensation Discussion and Analysis” above, under the heading “Compensation Program Structure and Process – Stock-Based Awards,” for more information concerning awards under our Stock Option Plan.

(3)  The exercise prices were calculated in accordance with our Stock Option Plan by averaging the high and low sales prices of our Common Stock as traded on The New York Stock Exchange on the business day immediately preceding the grant date.

The following table shows information provided by Diamond Offshore regarding grants to Messrs. K.I. Siegel, A.H. Tisch and J.S. Tisch under Diamond Offshore’s stock option plan during the year ended December 31, 2015.

2015 Grants of Plan-Based Awards
(Diamond Offshore)

Name	Grant Date	Action Date	All Other Option/SAR Awards; Number of Securities Underlying Options/SARs (1)	Exercise or Base Price of Option/SAR Awards (2)	Closing Market Price on Date of Grant	Grant Date Fair Value of Stock and Option/SAR Awards

K.I. Siegel	01/02/15	10/21/14	1,000	$37.16	$37.23	$17,229
	04/01/15	10/21/14	1,000	26.69	26.95	11,421
	07/01/15	10/21/14	1,000	25.88	25.34	12,317
	10/01/15	10/21/14	1,000	17.56	16.81	6,965

A.H. Tisch	01/02/15	10/21/14	1,000	37.16	37.23	17,229
	04/01/15	10/21/14	1,000	26.69	26.95	11,421
	07/01/15	10/21/14	1,000	25.88	25.34	12,317
	10/01/15	10/21/14	1,000	17.56	16.81	6,965

J.S. Tisch	01/02/15	10/21/14	7,500	37.16	37.23	129,218
	04/01/15	10/21/14	7,500	26.69	26.95	85,654
	07/01/15	10/21/14	7,500	25.88	25.34	92,381
	10/01/15	10/21/14	7,500	17.56	16.81	52,239

(1)  These amounts represent awards of SARs granted to Messrs. K.I. Siegel, A.H. Tisch and J.S. Tisch by Diamond Offshore under its stock option plan. In October 2014 Diamond Offshore’s board of directors established an annual award to its non-management directors, which was granted in four increments over the course of 2015. Each SAR reported above vested and became exercisable with respect to 100% of its underlying securities on the date it was granted.

(2)  The exercise prices were calculated in accordance with Diamond Offshore’s stock option plan by averaging the high and low sales prices of Diamond Offshore’s common stock as traded on The New York Stock Exchange on the business day immediately preceding the grant date.

The following table shows information regarding SARs granted to each of our Named Executive Officers under our Stock Option Plan that were outstanding as of December 31, 2015.

2015 Outstanding Equity Awards at Fiscal Year-End
(Loews Common Stock)

Option/SAR Awards (1)

Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date

J.S. Tisch	15,000	0	$33.14	01/31/16
	15,000	0	34.18	01/31/16
	15,000	0	34.89	01/31/16
	15,000	0	38.31	01/31/16
	15,000	0	40.34	01/09/17
	15,000	0	45.75	01/09/17
	15,000	0	51.08	01/09/17
	15,000	0	48.04	01/09/17
	15,000	0	49.17	01/08/18
	15,000	0	40.34	01/08/18
	15,000	0	47.71	01/08/18
	15,000	0	38.38	01/08/18
	15,000	0	27.00	01/13/19
	15,000	0	21.74	01/13/19
	15,000	0	27.21	01/13/19
	15,000	0	34.64	01/13/19
	15,000	0	37.92	01/12/20
	15,000	0	37.26	01/12/20
	15,000	0	33.12	01/12/20
	15,000	0	37.82	01/12/20
	15,000	0	39.81	01/11/21
	15,000	0	43.14	01/11/21
	15,000	0	42.02	01/11/21
	15,000	0	35.04	01/11/21
	11,250	3,750	37.86	01/10/22
	11,250	3,750	39.41	01/10/22
	11,250	3,750	39.80	01/10/22
	11,250	3,750	41.14	01/10/22
	7,500	7,500	41.93	01/08/23
	7,500	7,500	43.89	01/08/23
	7,500	7,500	44.44	01/08/23
	7,500	7,500	46.99	01/08/23
	3,750	11,250	46.58	01/14/24
	3,750	11,250	43.37	01/14/24
	3,750	11,250	43.83	01/14/24
	3,750	11,250	41.98	01/14/24
	0	15,000	40.46	01/09/25
	0	15,000	40.61	01/09/25
	0	15,000	38.46	01/09/25
	0	15,000	35.52	01/09/25

Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs U nexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date

A.H. Tisch	15,000	0	$33.14	01/31/16
	15,000	0	34.18	01/31/16
	15,000	0	34.89	01/31/16
	15,000	0	38.31	01/31/16
	15,000	0	40.34	01/09/17
	15,000	0	45.75	01/09/17
	15,000	0	51.08	01/09/17
	15,000	0	48.04	01/09/17
	15,000	0	49.17	01/08/18
	15,000	0	40.34	01/08/18
	15,000	0	47.71	01/08/18
	15,000	0	38.38	01/08/18
	15,000	0	27.00	01/13/19
	15,000	0	21.74	01/13/19
	15,000	0	27.21	01/13/19
	15,000	0	34.64	01/13/19
	15,000	0	37.92	01/12/20
	15,000	0	37.26	01/12/20
	15,000	0	33.12	01/12/20
	15,000	0	37.82	01/12/20
	15,000	0	39.81	01/11/21
	15,000	0	43.14	01/11/21
	15,000	0	42.02	01/11/21
	15,000	0	35.04	01/11/21
	11,250	3,750	37.86	01/10/22
	11,250	3,750	39.41	01/10/22
	11,250	3,750	39.80	01/10/22
	11,250	3,750	41.14	01/10/22
	7,500	7,500	41.93	01/08/23
	7,500	7,500	43.89	01/08/23
	7,500	7,500	44.44	01/08/23
	7,500	7,500	46.99	01/08/23
	3,750	11,250	46.58	01/14/24
	3,750	11,250	43.37	01/14/24
	3,750	11,250	43.83	01/14/24
	3,750	11,250	41.98	01/14/24
	0	15,000	40.46	01/09/25
	0	15,000	40.61	01/09/25
	0	15,000	38.46	01/09/25
	0	15,000	35.52	01/09/25

Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date

J.M. Tisch	15,000	0	$33.14	01/31/16
	15,000	0	34.18	01/31/16
	15,000	0	34.89	01/31/16
	15,000	0	38.31	01/31/16
	15,000	0	40.34	01/09/17
	15,000	0	45.75	01/09/17
	15,000	0	51.08	01/09/17
	15,000	0	48.04	01/09/17
	15,000	0	49.17	01/08/18
	15,000	0	40.34	01/08/18
	15,000	0	47.71	01/08/18
	15,000	0	38.38	01/08/18
	15,000	0	27.00	01/13/19
	15,000	0	21.74	01/13/19
	15,000	0	27.21	01/13/19
	15,000	0	34.64	01/13/19
	15,000	0	37.92	01/12/20
	15,000	0	37.26	01/12/20
	15,000	0	33.12	01/12/20
	15,000	0	37.82	01/12/20
	15,000	0	39.81	01/11/21
	15,000	0	43.14	01/11/21
	15,000	0	42.02	01/11/21
	15,000	0	35.04	01/11/21
	11,250	3,750	37.86	01/10/22
	11,250	3,750	39.41	01/10/22
	11,250	3,750	39.80	01/10/22
	11,250	3,750	41.14	01/10/22
	7,500	7,500	41.93	01/08/23
	7,500	7,500	43.89	01/08/23
	7,500	7,500	44.44	01/08/23
	7,500	7,500	46.99	01/08/23
	3,750	11,250	46.58	01/14/24
	3,750	11,250	43.37	01/14/24
	3,750	11,250	43.83	01/14/24
	3,750	11,250	41.98	01/14/24
	0	15,000	40.46	01/09/25
	0	15,000	40.61	01/09/25
	0	15,000	38.46	01/09/25
	0	15,000	35.52	01/09/25

Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date

D.B. Edelson	11,250	0	$33.14	01/31/16
	11,250	0	34.18	01/31/16
	11,250	0	34.89	01/31/16
	11,250	0	38.31	01/31/16
	11,250	0	40.34	01/09/17
	11,250	0	45.75	01/09/17
	11,250	0	51.08	01/09/17
	11,250	0	48.04	01/09/17
	11,250	0	49.17	01/08/18
	11,250	0	40.34	01/08/18
	11,250	0	47.71	01/08/18
	11,250	0	38.38	01/08/18
	11,250	0	27.00	01/13/19
	11,250	0	21.74	01/13/19
	11,250	0	27.21	01/13/19
	11,250	0	34.64	01/13/19
	11,250	0	37.92	01/12/20
	11,250	0	37.26	01/12/20
	11,250	0	33.12	01/12/20
	11,250	0	37.82	01/12/20
	11,250	0	39.81	01/11/21
	11,250	0	43.14	01/11/21
	11,250	0	42.02	01/11/21
	11,250	0	35.04	01/11/21
	8,437	2,813	37.86	01/10/22
	8,437	2,813	39.41	01/10/22
	8,437	2,813	39.80	01/10/22
	8,437	2,813	41.14	01/10/22
	5,625	5,625	41.93	01/08/23
	5,625	5,625	43.89	01/08/23
	5,625	5,625	44.44	01/08/23
	5,625	5,625	46.99	01/08/23
	2,812	8,438	46.58	01/14/24
	2,812	8,438	43.37	01/14/24
	2,812	8,438	43.83	01/14/24
	2,812	8,438	41.98	01/14/24
	0	11,250	40.46	01/09/25
	0	11,250	40.61	01/09/25
	0	11,250	38.46	01/09/25
	0	11,250	35.52	01/09/25

K.I. Siegel	11,250	0	37.92	01/12/20
	11,250	0	37.26	01/12/20
	2,813	0	33.12	01/12/20
	11,250	0	37.82	01/12/20
	11,250	0	39.81	01/11/21
	11,250	0	43.14	01/11/21

Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date

	11,250	0	$42.02	01/11/21
	5,625	0	35.04	01/11/21
	8,437	2,813	37.86	01/10/22
	8,437	2,813	39.41	01/10/22
	8,437	2,813	39.80	01/10/22
	8,437	2,813	41.14	01/10/22
	5,625	5,625	41.93	01/08/23
	5,625	5,625	43.89	01/08/23
	5,625	5,625	44.44	01/08/23
	5,625	5,625	46.99	01/08/23
	2,812	8,438	46.58	01/14/24
	2,812	8,438	43.37	01/14/24
	2,812	8,438	43.83	01/14/24
	2,812	8,438	41.98	01/14/24
	0	11,250	40.46	01/09/25
	0	11,250	40.61	01/09/25
	0	11,250	38.46	01/09/25
	0	11,250	35.52	01/09/25

(1)  Each SAR reported above vests and becomes exercisable with respect to 25% of its underlying securities per year over the first four years of its term, and has or will commence vesting nine years prior to the expiration date reported for such SAR above.

The following table shows information provided by Diamond Offshore regarding SARs granted to Messrs. K.I. Siegel, A.H. Tisch and J.S. Tisch under Diamond Offshore’s stock option plan that were outstanding as of December 31, 2015.

2015 Outstanding Equity Awards at Fiscal Year-End
(Diamond Offshore Common Stock)
Option/SAR Awards (1)

Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date

K.I. Siegel	1,000	0	$48.36	04/01/24
	1,000	0	49.57	07/01/24
	1,000	0	34.54	10/01/24
	1,000	0	37.16	01/02/25
	1,000	0	26.69	04/01/25
	1,000	0	25.88	07/01/25
	1,000	0	17.56	10/01/25

A.H. Tisch	500	0	70.38	07/01/21
	500	0	55.64	10/01/21
	1,000	0	55.72	01/03/22
	1,000	0	66.68	04/02/22
	1,000	0	59.19	07/02/22
	1,000	0	66.04	10/01/22
	1,000	0	67.47	01/02/23
	1,000	0	69.71	04/01/23
	1,000	0	68.62	07/01/23
	1,000	0	62.31	10/01/23

Name	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date

	1,000	0	$56.55	01/02/24
	1,000	0	48.36	04/01/24
	1,000	0	49.57	07/01/24
	1,000	0	34.54	10/01/24
	1,000	0	37.16	01/02/25
	1,000	0	26.69	04/01/25
	1,000	0	25.88	07/01/25
	1,000	0	17.56	10/01/25

J.S. Tisch	5,625	0	92.67	04/27/16
	5,625	0	83.44	07/03/16
	5,625	0	71.87	10/02/16
	5,625	0	79.77	12/31/16
	7,500	0	81.42	04/02/17
	7,500	0	101.97	07/02/17
	7,500	0	114.21	10/01/17
	7,500	0	144.44	12/31/17
	7,500	0	117.36	04/01/18
	7,500	0	140.54	07/01/18
	7,500	0	103.02	10/01/18
	7,500	0	58.73	01/01/19
	7,500	0	64.51	04/01/19
	7,500	0	83.57	07/01/19
	7,500	0	95.61	10/01/19
	7,500	0	99.16	01/04/20
	7,500	0	87.65	04/01/20
	7,500	0	61.79	07/01/20
	7,500	0	68.52	10/01/20
	7,500	0	66.38	01/03/21
	7,500	0	78.90	04/01/21
	7,500	0	70.38	07/01/21
	7,500	0	55.64	10/01/21
	7,500	0	55.72	01/03/22
	7,500	0	66.68	04/02/22
	7,500	0	59.19	07/02/22
	7,500	0	66.04	10/01/22
	7,500	0	67.47	01/02/23
	7,500	0	69.71	04/01/23
	7,500	0	68.62	07/01/23
	7,500	0	62.31	10/01/23
	7,500	0	56.55	01/02/24
	7,500	0	48.36	04/01/24
	7,500	0	49.57	07/01/24
	7,500	0	34.54	10/01/24
	7,500	0	37.16	01/02/25
	7,500	0	26.69	04/01/25
	7,500	0	25.88	07/01/25
	7,500	0	17.56	10/01/25

(1)  Each SAR reported above with an expiration date prior to October 2018 vests and becomes exercisable with respect to 25% of its underlying securities per year over the first four years of its term, and has or will commence vesting nine years prior to the first expiration date reported for stock options or SARs in each calendar year above. Each SAR reported above with an expiration date during or after October 2018, vested and became exercisable with respect to 100% of its underlying securities on the date it was granted.

The following table shows information regarding the exercise of awards granted under our Stock Option Plan by those of our Named Executive Officers who exercised awards during the year ended December 31, 2015.

2015 Option Exercises and Stock Vested
(Loews Common Stock)

Option Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

D.B. Edelson	45,000	$658,314
A.H. Tisch	60,000	929,021
J.S. Tisch	60,000	929,021
J.M. Tisch	60,000	929,021

None of our Named Executive Officers exercised awards granted under Diamond Offshore’s stock option plan during the year ended December 31, 2015.

Pension Plans

We provide a funded, tax qualified, non-contributory retirement plan for certain salaried employees, including all of our current executive officers (our “Qualified Retirement Plan”). Tax qualified retirement plans, such as our Qualified Retirement Plan, are subject to limitations under the Internal Revenue Code on the benefits they may provide. Accordingly, we also provide an unfunded, nonqualified, non-contributory Benefit Equalization Plan (our “Benefit Equalization Plan”) which provides for the accrual and payment of benefits which are not available under our Qualified Retirement Plan (we refer to our Qualified Retirement Plan and Benefit Equalization Plan together as our “Retirement Plans”). The Retirement Plans were closed to new entrants in 2014.

Our Qualified Retirement Plan is a cash balance plan, in which the value of each participant’s benefit is expressed as a nominal cash balance account established for each participant. Under the cash balance plan, we increase each participant’s nominal account annually by a “pay-based credit” based on a specified percentage of annual earnings (based on the participant’s years of service) and an “interest credit” based on a specified interest rate, which we set annually for all participants. At retirement or termination of employment, a vested participant is entitled to receive the cash balance account in a lump sum or to convert the account into a monthly annuity. Compensation covered under our Retirement Plans consists of salary and, if applicable, awards under our Incentive Compensation Plan but cannot exceed 2013 pay levels. Pension benefits are not subject to reduction for Social Security benefits or other amounts.

We also maintain a supplemental retirement account for each of Messrs. J.S. Tisch, A.H. Tisch and J.M. Tisch, pursuant to supplemental retirement agreements with each such individual (“Supplemental Benefit”). We credit each such nominal account annually with the interest credit established under our Retirement Plan. Upon retirement, each such Named Executive Officer will receive the value of his account in the form of an annuity or, subject to certain conditions, in a single lump sum payment.

The following table shows information regarding pension benefits accrued for and paid to each of our Named Executive Officers as of December 31, 2015.

2015 Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year

J.S. Tisch	Qualified Retirement Plan	38	$1,633,379	$0
	Benefit Equalization Plan	38	25,710,269	0
	Supplemental Benefit		1,233,809	0

A.H. Tisch	Qualified Retirement Plan	42	1,713,379	0
	Benefit Equalization Plan	42	22,646,598	0
	Supplemental Benefit		1,281,706	0

J.M. Tisch	Qualified Retirement Plan	36	1,300,005	0
	Benefit Equalization Plan	36	20,482,617	0
	Supplemental Benefit		1,216,522	0

D.B. Edelson	Qualified Retirement Plan	10	195,423	0
	Benefit Equalization Plan	10	2,562,985	0

K.I. Siegel	Qualified Retirement Plan	6	59,497	0
	Benefit Equalization Plan	6	1,326,585	0

(1)  Assuming (a) the later of a normal retirement age of 65 or current age; (b) a discount rate of 4.1% for the Benefit Equalization Plan and 4.2% for the Qualified Retirement Plan; and (c) interest credits of 2.5% for 2016 and future years. Other interest rate and mortality rate assumptions used are consistent with those used in our financial statements.

Deferred Compensation

The following table shows information regarding compensation deferred by Mr. Edelson on a nonqualified basis pursuant to our Deferred Compensation Plan. Under this plan, which was frozen as of December 31, 2015, employees earning in excess of $100,000 per year could defer up to ten percent of their base salaries for a period of not less than three years, or until they are no longer employed by us. Deferred amounts are maintained by us in an interest bearing account. Upon electing to participate in this plan each year, each participating employee chose the amount to be deferred and the duration of the deferral, whether to receive distributions of deferred amounts in a single payment or in equal annual installments over any period of time up to 15 years, and an interest rate from a selection of short term and long term rates established in accordance with the plan’s requirements. None of our other Named Executive Officers deferred compensation or had outstanding balances during 2015.

2015 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End

D.B. Edelson	$0	$0	$24,077	(1)	$0	$686,686

(1)  Represents interest earned in 2015 on Mr. Edelson’s Deferred Compensation Plan account at a combined annual compounded rate of 3.6%.

Effective January 1, 2016, we adopted a new Executive Deferred Compensation Plan, under which employees earning at least $250,000 per year and non-management directors of the Company can elect annually to defer a portion of their compensation on a tax-deferred basis for a period of not less than three years. The plan is administered by an administrative committee which, among other things, fixes a maximum amount of compensation that can be deferred each year – 50% of base salary and 75% of bonus for eligible employees in 2016. Non-management directors may elect to defer some or all of their compensation. The plan is a nonqualified, unfunded plan under the Internal Revenue

Code and the Employee Retirement Income Security Act of 1974 (ERISA), however, the Company has established a “rabbi” trust, to provide a source of funds, which will be administered by an independent financial institution as trustee. Deferred amounts will be credited to the participant’s account and may be allocated by the participant among a number of investment funds selected by the administrative committee. In addition to selecting an amount of compensation to be deferred and choosing among the available investment funds, upon electing to participate in this plan each year, a participant must choose the duration of the deferral and whether to receive distributions of deferred amounts in a single payment or in equal annual installments over a period of up to 15 years.

TRANSACTIONS WITH RELATED PERSONS

It is our policy that any transaction, regardless of the size or amount, involving us or any of our subsidiaries in which any of our directors, director nominees, executive officers, principal shareholders or any of their immediate family members has had or will have a direct or indirect material interest, be reviewed and approved or ratified by our Audit Committee, without the participation of any member who may be involved in the transaction. All such transactions are submitted to our General Counsel for review and reported to our Audit Committee for its consideration. In each case, the Audit Committee considered, in light of all of the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us. Our Audit committee reviewed and approved or ratified each of the following 2015 transactions:

Messrs. A.H. Tisch, J.S. Tisch and J.M. Tisch, the members of our Office of the President, and members of their families have chartered our aircraft for personal travel from time to time. For the use of our owned aircraft, charters are done through an unaffiliated management company and the charterer pays us a fixed hourly rate plus a fuel surcharge which equals or exceeds our out-of-pocket operating costs. For the use of an aircraft in which we hold a fractional interest, the charterer pays us a rate which closely approximates our incremental cost. The total amount reimbursed or paid to us in 2015 in connection with the foregoing was $1,244,790.

Mrs. Joan H. Tisch, widow of Preston R. Tisch and mother of Jonathan M. Tisch, a member of the Company’s Office of the President, leases an apartment at the Loews Regency Hotel pursuant to a lease which was approved by our Audit Committee in 2001. The lease became effective upon the death of her late husband, Preston R. Tisch, our former Co-Chairman of the Board, in late 2005. The rent is set forth in the lease and adjusts upward each year by an amount equal to the increase in the consumer price index during the prior year. Mrs. Tisch separately pays rent for another room at the hotel in an amount that was determined based on an analysis of market rates for comparable extended stay rentals at the Hotel. Mrs. Tisch paid the hotel an aggregate of $863,547 for these rentals in 2015.

Alexander Tisch, son of Mr. A.H. Tisch, is employed as a Vice President in the Company’s Corporate Development Department. Mr. Tisch, an at-will employee, earned compensation of $850,000 in 2015 and participated in benefit programs available to salaried employees generally. In February 2016, he was granted 6,000 restricted stock units under our 2016 Incentive Compensation Plan, subject to approval of the plan by shareholders at the meeting.

Benjamin Tisch, son of Mr. J.S. Tisch, is employed as a Vice President in the Company’s Corporate Development Department. Mr. Tisch, an at-will employee, earned compensation of $850,000 for 2015 and participated in benefit programs available to salaried employees generally. In February 2016, he was granted 6,000 restricted stock units under our 2016 Incentive Compensation Plan, subject to approval of the plan by shareholders at the meeting.

Lacey Tisch, daughter of Mr. A.H. Tisch, is employed as a Director of Brand Marketing for Loews Hotels. Ms. Tisch, an at-will employee, earned compensation of $105,400 in 2015 and participated in benefit programs available to salaried employees generally.

Also during 2015 the Company provided members of the Tisch family with general office services and security services for which the Company was reimbursed an amount that management believes to be a reasonable estimate of the value of such services. The total reimbursement for these services in 2015 was less than $100,000.

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
(Proposal No. 2)

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our shareholders with an annual advisory vote to approve Named Executive Officer compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our Named Executive Officers as disclosed under the heading “Executive Compensation” beginning on page 13 of this Proxy Statement.

The Company’s executive compensation program is designed to attract, motivate and retain highly qualified executives who are able to help achieve the Company’s objectives and create shareholder value. Our executive compensation programs and goals are described in detail in the Compensation Discussion and Analysis and the level of compensation paid to our Named Executive Officers during the last three years is set out in the Summary Compensation Table and related information above. Our Compensation Committee believes that our executive compensation program is effective in achieving our goals.

This advisory vote to approve Named Executive Officer compensation is not binding on our Board of Directors. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

Accordingly, our Board of Directors recommends a vote FOR the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed under the heading Executive Compensation in the Proxy Statement for the 2016 Annual Meeting of Shareholders.”

RATIFICATION OF THE APPOINTMENT
OF OUR INDEPENDENT AUDITORS
(Proposal No. 3)

Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent auditors for 2016. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by our shareholders at the meeting. Even if this selection is ratified by our shareholders at the meeting, our Audit Committee may at its discretion change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our shareholders. If our shareholders do not ratify the selection of Deloitte & Touche LLP, our Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be at the meeting to answer appropriate questions and, if they choose to do so, to make a statement.

Audit Fees and Services

The following table shows fees billed by Deloitte & Touche LLP and its affiliates for professional services rendered to us and our subsidiaries in 2015 and 2014, by category as described in the notes to the table.

	2015	2014
	(in thousands)

Audit Fees (1)	$17,687	$18,085
Audit Related Fees (2)	742	658
Tax Fees (3)	144	178
All Other Fees (4)	40	3

Total	$18,613	$18,924

(1)  Includes the aggregate fees and expenses for the audit of our annual financial statements and internal control over financial reporting, statutory filings and the reviews of our quarterly financial statements.

(2)  Includes the aggregate fees and expenses for services that were reasonably related to the performance of the audit or reviews of our financial statements and not included under “Audit Fees” above, including, principally, consents and comfort letters and the audit of employee benefit plans.

(3)  Includes the aggregate fees and expenses for tax compliance and tax planning services.

(4)  Includes the aggregate fees and expenses for products and services, other than those services described above.

Auditor Engagement Pre-Approval Policy

In order to assure the continued independence of our independent auditors, currently Deloitte & Touche LLP, our Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services performed by our independent auditors. Under this policy, our Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services to be performed by Deloitte & Touche LLP must be specifically pre-approved by our Audit Committee, or a designated committee member to whom this authority has been delegated. Our Audit Committee, or a designated member, pre-approves all engagements by us and our subsidiaries, other than CNA, Diamond Offshore and Boardwalk Pipeline, for services of Deloitte & Touche LLP, including the terms and fees thereof, and our Audit Committee has concluded that all such engagements have been compatible with the continued independence of Deloitte & Touche LLP in serving as our independent auditors. Engagements of Deloitte & Touche LLP by CNA, Diamond Offshore and Boardwalk Pipeline are reviewed and approved by the independent audit committees of those subsidiaries pursuant to pre-approval policies adopted by those committees.

The Board of Directors recommends a vote FOR Proposal No. 3.

APPROVAL OF THE LOEWS CORPORATION
2016 INCENTIVE COMPENSATION PLAN
(Proposal No. 4)

On February 9, 2016, our Board of Directors adopted our 2016 Incentive Compensation Plan (the “2016 Plan”) and directed that the 2016 Plan be submitted to our shareholders for approval. The 2016 Plan was adopted to allow the Company to attract and retain qualified employees, consultants and non-management directors, to motivate these individuals to achieve our long-term goals and to reward them upon achievement of those goals. No grants have been made under our Stock Option Plan in 2016 and, if approved by our shareholders, the 2016 Plan will replace our Stock Option Plan which will terminate at that time and no further grants will be made thereunder (but the outstanding awards under the Stock Option Plan will continue to remain in effect in accordance with their terms).

The material features of the 2016 Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2016 Plan which is attached as Exhibit A to this Proxy Statement. If our shareholders do not approve the 2016 Plan, it will not become effective and our Stock Option Plan as presently in effect will continue to be in effect.

The 2016 Plan aims to reflect certain “best practices,” and accordingly includes the following provisions:

•	No Single Trigger Acceleration of Awards upon a Change in Control. Awards will not accelerate upon the occurrence of a change in control unless the awards are not assumed by an acquirer.

•	No Repricing. The 2016 Plan prohibits the repricing of the exercise price of underwater options or SARs, including the cancellation of an underwater option or SAR in exchange for cash.

•	Clawback. Awards under the 2016 Plan are subject to any applicable clawback policies of the Company.

•	Limits on Awards to Non-Management Directors. The awards granted to any non-management director in any fiscal year may not exceed $500,000.

Our long-term incentive program aligns the interests of our employees, consultants and non-management directors with those of our shareholders. In furtherance of this objective, our Compensation Committee has considered, among other things, the following two metrics in making equity grants under our plans: “historical burn rate” and “overhang.”

•
Historical Burn Rate. Our historical burn rate is equal to the number of shares subject to equity awards granted during a period, assuming the target payout for performance units, in proportion to our weighted average number of outstanding shares during such year. Our burn rate for fiscal year 2015 was 0.25%, and our three-year average burn rate for fiscal years 2013 through 2015 was 0.24%.

•
Overhang. Our overhang is the number of shares subject to equity awards outstanding at fiscal year-end plus the number of shares available for future grants in proportion to our shares outstanding at fiscal year-end. As of the end of fiscal year 2015, our overhang was 3.74%.

The Board of Directors believes that the 2016 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s shareholders and by providing participants with an incentive for outstanding performance. The Board of Directors believes it is in the best interest of the Company and its shareholders to approve the 2016 Plan.

Summary of the 2016 Plan

Administration.  The 2016 Plan is administered by our Board of Directors or a committee of our Board. In the case of certain Covered Employees (as defined in the 2016 Plan), our Compensation Committee will administer the 2016 Plan. The administrator of the 2016 Plan, which we refer to in this discussion as the Committee, has the authority to, among other things, grant awards, determine the recipients of awards and when awards will be granted, determine the types of awards and the number of shares of our Common Stock or the amount of cash subject to an award, and the terms, conditions, restrictions and performance goals, if any, relating to any award. The Committee may delegate its authority to grant awards, except with respect to recipients who are executive officers or non-management directors. The Committee also has general interpretive authority under the 2016 Plan, as well as the authority to make equitable adjustments under the 2016 Plan in the case of mergers, acquisitions, reorganizations and other corporate transactions.

Eligibility for Awards.  Awards may be granted to officers, independent contractors, employees and non-management directors of the Company or of any of its subsidiaries or affiliates. Awards granted under the 2016 Plan will be made at the discretion of the Committee, subject to the terms of the 2016 Plan and applicable law. As of the date of this Proxy Statement, the Company and its subsidiaries had approximately 16,700 employees, including seven executive officers of the Company, and the Company had 11 non-management directors, who would be eligible to receive awards under the 2016 Plan.

Stock Subject to the 2016 Plan.  The maximum number of shares of our Common Stock available for the grant or settlement of awards under the 2016 Plan is equal to the sum of 6,000,000 plus the number of shares that are forfeited under our Stock Option Plan (including as a result of the termination or expiration prior to exercise of any awards thereunder) subsequent to February 9, 2016, subject to adjustment for certain business transactions and changes in capital structure. Any shares of our Common Stock issued in respect of awards under the 2016 Plan will be counted against this limit as one share for every one share subject to such award. Shares issuable under the 2016 Plan may be either authorized but unissued shares of our Common Stock or shares that have been reacquired by us in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, canceled, exchanged, withheld or surrendered or if an award otherwise terminates or expires without a distribution of shares to the grantee, then the Common Stock with respect to such award will again be available for awards under the 2016 Plan.

Award Limits.  The 2016 Plan provides that no grantee of an award may receive any combination of awards relating to more than five hundred thousand (500,000) shares of Common Stock in the aggregate, or a cash-based award with a value that exceeds ten million dollars ($10,000,000) in the aggregate, in any year. In addition, no non-management director of the Company may receive any combination of awards having an aggregate value of more than five hundred thousand dollars ($500,000) in any year.

Types of Awards under the 2016 Plan.  The 2016 Plan authorizes the Committee to grant a variety of awards to eligible participants, including stock options (including incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”)), SARs, restricted stock, RSUs, other stock-based awards, and cash-based awards. Vesting conditions and other terms and conditions of awards are determined by the Committee.

Stock Options.  Stock options are rights to acquire shares of our Common Stock at a set price (referred to as the exercise price). The Committee may grant ISOs (which are options that may entitle the recipient to favorable tax treatment) and NQSOs (which are options that do not qualify for that favorable tax treatment) to individuals eligible to receive grants under the 2016 Plan. The exercise price for stock options may not be less than the fair market value (as defined in the 2016 Plan) of our Common Stock on the date such stock options are granted, and the term of the stock option may not exceed ten years from the date of grant. ISOs may be granted only to employees of the Company and its subsidiaries and qualifying affiliates. In addition, ISO awards cannot be granted to employees if the employee owns, immediately prior to the grant of the ISO, stock representing more than ten percent of the voting power or more than ten percent of the value of all classes of stock of the Company or a subsidiary, unless the purchase price for the stock under such ISO is at least 110% of the fair market value of the stock at the time of grant and the term of the ISO may not exceed five years from the date it is granted.

Stock Appreciation Rights.  SARs are rights to payment with respect to the increase in the value of shares of our Common Stock over the base price set with respect to the SAR (typically fair market value on the date of grant) between the date of grant and the date of exercise. Payment with respect to such increase may be made in cash or with shares of our Common Stock. The base price for SARs may not be less than the fair market value of our Common Stock on the date such SARs are granted, and the term of the SAR may not exceed ten years from the date of grant.

Restricted Stock and Restricted Stock Units.  Restricted stock awards are awards of our Common Stock that are subject to forfeiture if the applicable vesting conditions are not met. RSUs are contractual rights to receive shares of our Common Stock in the future if the applicable vesting conditions are met. Vesting conditions are determined by the Committee and may include continued employment over a specified period and/or the attainment of specified performance targets over such period.

Other Stock-Based Awards.  The Committee may also make grants in the form of other stock-based awards which are denominated or payable in, valued by reference to, or otherwise based on our Common Stock. Other stock-based awards may include the payment of dividend equivalents with respect to any award and may be subject to vesting conditions which may include continued employment over a specified period and/or the attainment of specified performance targets over such period.

Cash-Based Awards.  The Committee may make awards that are payable in cash. Cash-based awards may be subject to vesting conditions which may include continued employment over a specified period and the attainment of specified performance targets over such period.

Performance-Based Awards.  A public corporation is generally precluded from taking a tax deduction for compensation in excess of $1,000,000 in any year paid to its “covered employees” (generally its chief executive officer and its other named executive officers other than its chief financial officer), unless such compensation is “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. The 2016 Plan authorizes performance-based compensation to be paid to eligible individuals, including those who are or in the future may be “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code. Among other things, in order for compensation to be treated as performance-based compensation for purposes of Section 162(m), the material terms of the goals on which performance may be based must be disclosed to and approved by shareholders. Shareholder approval of the 2016 Plan will also constitute approval of the material terms of the performance goals described below on which the vesting of awards intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code may be based. To the extent that awards are made which are intended to be qualified performance based compensation exempt from the application of the $1,000,000 deduction limit described above, the material terms of such awards will include the following:

•	The targets for incentive payments to covered employees will consist of the performance goals discussed below;

•
Such performance targets will generally be established by our Compensation Committee at or shortly following the commencement of the applicable performance period, so as to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Internal Revenue Code; and

•
The Compensation Committee will not have the flexibility to pay the recipient more than the incentive amount earned by his attainment of the performance target; the Compensation Committee will, however, have the flexibility to use “negative discretion” to reduce this amount.

Performance Goals.  For participants who are subject to Section 162(m) of the Internal Revenue Code, the performance targets described above will be established by the Compensation Committee based on one or more of the following criteria, subject to such adjustments as the Committee, in its sole discretion, may determine prior to the granting of an award to be reasonable and appropriate in establishing a performance goal for such award: (i) earnings including, among other things, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted) including operating earnings per share; (iv) operating profit; (v) Performance Based Income (as defined in the 2016 Plan); (vi) revenue, revenue growth or rate of revenue growth; (vii) assets, return on assets (gross or net), return on investment, capital, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) expenses, operating expenses or expense ratios; (x) stock price appreciation or shareholder equity; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) economic value created; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) book value, common stock price or total shareholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) debt to capital ratio or market share; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xxi) any combination of, or a specified increase in, any of the foregoing.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to performance relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing performance goals will be determined in accordance with generally accepted accounting principles, if applicable, and will be subject to adjustment by the Committee in recognition of unusual or infrequently occurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

Change in Control.  The following will apply upon a change in control of the Company (as defined in the 2016 Plan), unless otherwise evidenced in the award terms:

Performance Awards.  In the event that a change in control occurs during a performance period of an award, then immediately prior to the change in control, (1) the performance goals subject to each outstanding award will be deemed to be achieved at the actual level of performance based on an assumed performance period ending as of the date immediately prior to the change in control, (2) such award will cease to be subject to the achievement of the performance goals and (3) such award shall vest in full at the end of the performance period provided the grantee is employed by or is providing services to the Company, its successor or affiliate on such date.

Continuation/Assumption/Substitution of Awards.  With respect to each outstanding award that is continued, assumed or substituted in connection with a change in control, in the event of the termination of employment without cause or the resignation of the grantee with good reason (as defined in the 2016 Plan), in either case, within eighteen (18) months following such change in control, then:

•	all stock options and SARs will become exercisable, and will remain exercisable throughout their term; and

•
any restriction periods and restrictions imposed on all outstanding awards of restricted stock, RSUs, other stock-based awards or cash-based awards will lapse and such awards will be settled as soon a reasonably practicable, but in no event later than ten (10) days following the termination of employment, subject to Section 409A of the Internal Revenue Code.

No Continuation/Assumption/Substitution of Awards.  With respect to each outstanding award that is not continued, assumed or substituted in connection with a change in control, immediately prior to the occurrence of the change in control,

•	All stock options and SARs will become exercisable; and

•
Any restriction periods and restrictions imposed on all outstanding awards of restricted stock, RSUs, other stock-based awards or cash-based awards will lapse and such awards will be settled as soon a reasonably practicable, but in no event later than ten (10) days following the change in control, subject to Section 409A of the Internal Revenue Code.

General Provisions

Nontransferability; Deferrals.  Awards generally are transferable only under the laws of descent and distribution. The Committee may permit grantees to elect to defer the issuance of shares of stock or the settlement of awards in cash under such rules and procedures as are established under the 2016 Plan to the extent that such deferral complies with Section 409A of the Internal Revenue Code.

Clawback.  Each individual who receives an award under the 2016 Plan will be conclusively deemed to have consented to the applicability to such award of any “clawback” policy that we may adopt (as in effect as of the date of grant of such award) with respect to recoupment of incentive compensation in the event of misconduct by such individual or a restatement of our financial statements, or as otherwise required by law or as determined by our Board or the Committee.

Prohibition on Repricing.  The 2016 Plan prohibits the Company from reducing the exercise price of an award following the grant, and from cancelling an award in exchange for a replacement award with a lower exercise price or in exchange for another type of award or cash payment, in each case without shareholder approval.

Taxes.  The Company or any subsidiary or affiliate is authorized to withhold, from any award granted, any payment relating to an award, including from a distribution of stock or any other payment to a grantee, amounts of withholding and other taxes due in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable the Company and grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award.

Shareholder Approval; Amendment and Termination.  The 2016 Plan took effect upon approval by our Board on February 9, 2016, which we refer to as the Effective Date, subject to approval by our shareholders. If the 2016 Plan is not approved by our shareholders, the 2016 Plan will not go into effect and we may continue to make awards under our Stock Option Plan as in effect prior to the Effective Date. The Board may amend, alter or discontinue the 2016 Plan or awards thereunder, but no such action may impair the rights of a grantee under any award previously granted without the consent of such grantee. Shareholder approval is generally required with respect to any amendment that materially increases benefits provided under the 2016 Plan or materially alters the eligibility provisions of the 2016 Plan. Unless earlier terminated by the Board pursuant to the provisions of the 2016 Plan, the 2016 Plan will terminate on the tenth anniversary of its Effective Date, although awards made before such expiration will remain outstanding in accordance with their terms. No awards will be granted under the 2016 Plan after such termination date.

New Plan Benefits

Future awards under the 2016 Plan will be made at the discretion of the Committee based on such factors as the Committee deems relevant at the time the awards are made. The table below describes the RSUs that were awarded under the 2016 Plan on February 11, 2016 to each of the Named Executive Officers, to all of the Company’s executive officers as a group, and to all of the Company’s non-executive officer employees as a group, subject to shareholder approval of the 2016 Plan. No grants have been made under the 2016 Plan to any of the Company’s non-management directors. In the event that the 2016 Plan is not approved by the shareholders, the awards set forth on the table below will be cancelled automatically, and the Compensation Committee will consider what other actions, if any, it may take in order to appropriately compensate the individuals below.

Name and Position	Dollar Value (1)	Number of RSUs (2)

J.S. Tisch	$888,500	25,000
President, Chief Executive Officer,
Office of the President

A.H. Tisch	888,500	25,000
Co-Chairman of the Board,
Chairman of the Executive Committee,
Office of the President

J.M. Tisch	888,500	25,000
Co-Chairman of the Board,
Chairman of Loews Hotels,
Office of the President

D.B. Edelson	710,800	20,000
Senior Vice President,
Chief Financial Officer

K.I. Siegel	710,800	20,000
Senior Vice President

Executive Group	5,508,700	155,000

Non-Executive Officer Employee Group	6,112,880	172,000

(1)  Based on the $35.54 closing price of the Common Stock on the New York Stock Exchange on the date of grant.
(2)  Each RSU was granted with dividend equivalent rights.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax consequences to the participants and the Company with respect to stock options and SARs under the 2016 Plan. The tax consequences described below are based on current laws, regulations and interpretations, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local or other tax consequences to participants or the Company and is not intended as tax advice to participants under the Plan.

Nonqualified Stock Options.  With respect to NQSOs, no income for federal income tax purposes will be recognized by the optionee (and no deduction will be permitted by the Company) upon the grant of the NQSOs. The difference between the NQSO exercise price and the fair market value of our Common Stock on the date the NQSO is exercised will be taxable as ordinary income to the optionee and will be deductible by us as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

Incentive Stock Options.  With respect to ISOs, if the optionee does not make a “disqualifying disposition” of stock acquired on exercise of such ISO, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the ISO (except that the amount by which the fair market value of our Common Stock at time of exercise exceeds the ISO exercise price will be a tax preference item under the alternative minimum tax rules). In the event of a subsequent sale of the stock received upon exercise, any amount realized in excess of cost will be taxed as short-term or long-term capital gain, depending on the period of time that the shares were held, and any loss sustained will be short-term or long-term capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the ISO.

A “disqualifying disposition” will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the granting of the option or within one year after exercise in respect of such shares. If a disqualifying disposition is made, the difference between the option exercise price and the lesser of (i) the fair market value of our Common Stock at the time the option is exercised or (ii) the amount realized upon disposition of stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company.

SARs.  With respect to SARs, the fair market value of the shares issued or the amount of cash paid upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by us, in each case as of the date of exercise. Gain or loss on the subsequent sale of any such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to us.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information as of December 31, 2015 with respect to our equity compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders (a)	7,361,358	$40.30	5,357,709

Equity compensation plans not approved by security holders (b)	N/A	N/A	N/A

(a)  Reflects stock options and stock appreciation rights awarded under the Loews Corporation 2000 Stock Option Plan.
(b)  We do not have equity compensation plans that have not been approved by our shareholders.

The Board of Directors recommends a vote for Proposal No. 4.

OTHER MATTERS

We know of no other matters to be brought before the Annual Meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed as proxies.

We will bear all costs in connection with the solicitation of proxies for the meeting. We intend to request brokerage houses, custodians, nominees and others who hold our voting stock in their names to solicit proxies from the persons who beneficially own such stock, and we will reimburse these brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses. We have engaged Innisfree M&A Incorporated (“Innisfree”) to solicit proxies for us, at an anticipated cost of approximately $8,500. In addition to the use of the mails, solicitation may be made by Innisfree or our employees personally or by telephone, facsimile, over the Internet, by e-mail or by other electronic transmission.

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the Securities and Exchange Commission’s “householding” rules that permit us to deliver only one set of proxy materials to shareholders who share an address, unless otherwise requested. If you share an address with another shareholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Loews Corporation, Attn: Corporate Secretary, 667 Madison Avenue, New York, New York 10065-8087 or at (212) 521-2000. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 10, 2016

This Proxy Statement, our 2015 Annual Report on Form 10-K and the proxy card are available at www.loews.com/reports.

Communications with Us by Shareholders and Others

If you or any other interested party wishes to communicate directly with our Lead Director, other non-management directors or our Board as a whole, you or the other interested party may do so by writing to our Corporate Secretary. All communications will be delivered to the director or directors to whom they are addressed.

If you wish to propose an individual to be considered by our Nominating and Governance Committee for possible recommendation to our Board of Directors, you must do so by writing to our Corporate Secretary. Your recommendation must include the candidate’s name, a brief biographical description, a statement of the candidate’s qualifications, a description of any relationship between the candidate and either the recommending shareholder or the Company and the candidate’s signed consent to serve as a director, if elected. We must receive your recommendations for director nominees for our 2017 Annual Meeting not later than October 1, 2016.

If you wish to nominate an individual for election as a director at our 2017 Annual Meeting, you must provide notice of your intention to do so by writing to our Corporate Secretary. Your notice must include the nominee’s name, age, business and residence addresses, principal occupation or employment, ownership interests in our securities and any other information which would be required to be disclosed with respect to that nominee in connection with a solicitation of proxies for the election of directors. It must also include your name and address, ownership interests in our securities, a description of any arrangement or understanding between you and the nominee or any other person under which the nomination is being made, your representation that you intend to attend the 2017 Annual Meeting to nominate the nominee in person and any other information which would be required to be disclosed with respect to you in connection with a solicitation of proxies for the election of directors. Your notice must be accompanied by a written consent of the nominee to being named as a nominee and to serve as a director, if elected. We must receive your notice not earlier than January 10, and not later than February 9, 2017.

If you wish to submit a proposal under Rule 14a-8 for our 2017 Annual Meeting, it must be received by us not later than November 30, 2016 in order to be included in our proxy materials. In order for any proposal by you made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) of that act, it must be received by us not later than February 13, 2017. If your proposal is not “timely” within the meaning of Rule 14a-4(c), then proxies solicited by us for next year’s annual meeting may confer discretionary authority to us to vote on that proposal. Your proposals should be addressed to our Corporate Secretary.

If you wish to obtain directions to our 2016 Annual Meeting of Shareholders, you may do so by writing to our Corporate Secretary.

You should address all communications directed to our Corporate Secretary regarding the matters discussed above to Loews Corporation, 667 Madison Avenue, New York, New York 10065-8087.

By order of the Board of Directors,

GARY W. GARSON
Secretary

Dated: March 30, 2016

PLEASE SUBMIT YOUR PROXY
TO VOTE YOUR SHARES PROMPTLY

Exhibit A

As approved by the
Board of Directors on
February 9, 2016

Loews Corporatiion

2016 Incentive Compensation Plan

i

Loews Corporation

2016 Incentive Compensation Plan

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purposes of the 2016 Incentive Compensation Plan, which, from and after the Effective Date, replaces the Loews Corporation Stock Option Plan (the “Prior Plan”), are to attract, motivate and retain (a) employees of the Company and any Subsidiary and Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) non-employee directors of the Company, any Subsidiary or any Affiliate.  The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interests with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code.  The outstanding awards pursuant to the Prior Plan shall remain in full force and effect in accordance with their terms following the Effective Date.

2.	DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)	“Award” means individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards.

(c)
“Award Terms” means any written agreement, contract or other instrument or document evidencing an Award.  Capitalized terms used in the Award Terms but not defined therein shall have the meanings defined in the Plan.

(d)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)	“Board” means the Board of Directors of the Company.

(f)
“Cause” shall have the meaning set forth in the employment or engagement agreement between a Grantee and the Company, any Subsidiary or any Affiliate, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Grantee for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Grantee’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Grantee to perform the Grantee’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Committee.  The Committee shall, unless otherwise provided in an Award Terms or employment or engagement agreement with the Grantee, have the sole discretion to determine whether Cause exists, and its determination shall be final.

(g)
“Cash-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) hereof, payable in cash and other than an Other Stock-Based Award, which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as determined by the Committee and consistent with the Plan.

(h)	“Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company

(not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)
the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(i)
“Code” means the Internal Revenue Code of 1986, as amended, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(j)
“Committee” shall have the meaning set forth in Section 3(a); provided, however, that with respect to any Grantee who is a Covered Employee, any reference in the Plan to the “Committee” shall be deemed to refer to the Compensation Committee, in accordance with Section 3(a).

(k)
“Compensation Committee” means the Compensation Committee of the Board.  Unless otherwise determined by the Board, the Compensation Committee shall be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under

2

Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

(l)	“Company” means Loews Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(m)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(n)	“Designated Beneficiary” shall have the meaning set forth in Section 7(b).

(o)
“Disability” means unless otherwise provided by the Committee, (1) “Disability” as defined in any individual Award Terms to which the Grantee is a party, or (2) if there is no such Award Terms or it does not define “Disability,” “Disability” as defined under Section 409A of the Code.

(p)
“Effective Date” means the date that the Plan was adopted by the Board; provided, however, that the Plan shall be subject to the approval by the shareholders of the Company at the annual meeting for such shareholders held in 2016.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(r)
“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.  Unless the Committee determines otherwise, Fair Market Value shall be equal to the reported closing price of a share of Stock on the applicable date on the principal stock exchange on which the shares of Stock are then traded or, if no shares of Stock have traded on such exchange on such date, then on the most recent date on which shares of Stock traded on such stock exchange.  In the event shares of Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(s)
“Good Reason” means, with respect to a Grantee, “Good Reason” as defined in such Grantee’s employment or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as “constructive discharge”) or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import), then Good Reason shall mean (a) a reduction of 10% or more of the Grantee’s annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive), (b) a required relocation of the Grantee’s primary work location to a location more than fifty (50) miles from the Grantee’s current primary work location or (c) a material diminution in the Grantee’s authority, duties or responsibilities; provided, however, that such reduction, relocation or diminution in clauses (a) through (c) above shall not constitute Good Reason unless the Grantee shall have notified the Company in writing describing such reduction, required relocation or diminution within thirty (30) business days of its initial occurrence and the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company’s receipt of such written notice.

(t)	“Grantee” means a person who, as an employee of or independent contractor or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(u)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

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(v)	“NQSO” means any Option that is not an ISO.

(w)	“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(x)
“Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) (and to the extent applicable Section 6(b)(i)) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as determined by the Committee and consistent with the Plan.

(y)
“Performance Based Income” means, for each Performance Period, the consolidated net income of the Company and its subsidiaries, as reported in the Company’s Consolidated Statement of Operations for such Performance Period, as adjusted by the Committee in its sole discretion to take into account such specified objective factors that may impact the Company’s business generally, or the business of any of the Company’s consolidated subsidiaries, as the Committee in the exercise of its judgment deems reasonable and appropriate to exclude or include in the computation of consolidated net income, including, without limitation, realized and unrealized gains and losses, the impact of accounting changes, the impact of acquisitions and dispositions of a business or asset, charges relating to the disposition by judgment or settlement of material litigation, charges relating to reserve strengthening and adverse dividend or premium development associated with prior accident years, the impact of catastrophes and other extraordinary items and events, and the impact of changes in legislation or regulation.

(z)
“Performance Goals” means performance goals based on one or more of the following criteria, subject to such adjustments as the Committee, in its sole discretion, may determine prior to the granting of an Award to be reasonable and appropriate in establishing a Performance Goal for such Award: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted) including operating earnings per share; (iv) operating profit; (v) Performance Based Income; (vi) revenue, revenue growth or rate of revenue growth; (vii) assets, return on assets (gross or net), return on investment, capital, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) expenses, operating expenses or expense ratios; (x) stock price appreciation or shareholder equity; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) economic value created; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) book value, common stock price or total shareholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) debt to capital ratio or market share; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xxi) any combination of, or a specified increase in, any of the foregoing.

(aa)
“Performance Period” means a period established by the Committee during which performance will be measured under an Award.  Generally, a Performance Period shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year.  In

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addition, the Committee may establish Performance Periods beginning and/or ending on other dates (including without limitation Performance Periods of less or more than one calendar year).

(bb)
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(cc)	“Plan” means this 2016 Incentive Compensation Plan, as amended from time to time.

(dd)	“Plan Year” means a calendar year.

(ee)	“Prior Plan” shall have the meaning set forth in the preamble.

(ff)	“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that may be subject to certain transfer restrictions and to a risk of forfeiture.

(gg)
“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive Stock or cash in an amount measured by reference to the value of Stock, which right may be subject to the attainment of Performance Goals in a period of continued employment or other terms and conditions as permitted under the Plan.

(hh)
“Retirement” means (unless otherwise provided in the applicable Award Terms) a Termination by the Grantee occurring on or after the Grantee attains either age fifty-five (55) with ten (10) years of service or age sixty (60) with five (5) years of service; provided, however, Retirement shall not include a Termination by the Company for Cause.  For purposes of this definition, service of the Grantee with any corporation or other entity that is the successor of the Company shall be deemed service with the Company.  A Termination by a consultant or non-employee director shall in no event be considered a Retirement.

(ii)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(jj)	“Stock” means shares of common stock of the Company.

(kk)
“Stock Appreciation Right” or “SAR” means an Award, payable in cash or Stock, that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

(ll)
“Subsidiary” means any company in an unbroken chain of companies beginning with the Company, each of which (other than the last such company in the unbroken chain) holds 50% or more of the total combined voting power of all classes of stock or other ownership interests in one of the other companies in the chain.

(mm)
“Term” means the period beginning on the date of grant of an Award and ending on the date the Award expires pursuant to the Plan and the relevant Award Terms, as determined in accordance with Section 6(a).

(nn)
“Termination” of a Grantee shall be considered to have occurred at the point in time that the Grantee ceases, for any reason, to be an employee, independent contractor or non-employee director of the Company, a Subsidiary or an Affiliate, including, without limitation, as a result of the fact that the

5

entity by which such Grantee is employed or engaged or of which such Grantee is a director has ceased to be affiliated with the Company.

3.	ADMINISTRATION.

(a)
The Plan shall be administered by the Board or such committee or committees of the Board as the Board may designate from time to time (as applicable, the “Committee”).  In respect of administration of the Plan for Covered Employees, references herein to the Committee shall be deemed to refer to the Compensation Committee.  In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to refer to the Board.  The Board or the Committee may also delegate the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised.

(b)
The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons.  The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency.  No Committee member shall be liable for any action or determination made with respect to the Plan or any Award.

4.	ELIGIBILITY.

(a)
Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates; provided, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company or any of its Subsidiaries.

(b)
No ISO shall be granted to any employee of the Company or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted.  In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

5.	STOCK SUBJECT TO THE PLAN.

(a)
Share Limit.  Subject to adjustment as provided herein, the maximum number of shares of Stock available for issuance under the Plan (the “Share Limit”) shall be the sum of (i) six million (6,000,000) shares plus (ii) the number of shares that are forfeited under the Prior Plan following the Effective

6

Date (including as a result of the termination or expiration prior to exercise of any awards thereunder).  Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  Any shares of Stock issued in respect of Awards hereunder shall be counted against this limit as one share for every one share subject to such Award.  If any shares subject to an Award are forfeited, canceled, exchanged, withheld or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, withholding, surrender, termination or expiration, again be available for Awards under the Plan.  Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

(b)
Individual Limits.  No Grantee may receive any combination of Awards relating to more than five hundred thousand (500,000) shares of Stock in the aggregate, or a Cash-Based Award with a value that exceeds ten million dollars ($10,000,000) in the aggregate, in any fiscal year of the Company under this Plan (subject to adjustment under Section 5(d) hereof).  Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(c)
Director Limit.  Notwithstanding Section 5(b) above, no non-employee director of the Board may receive, in any fiscal year of the Company under this Plan (subject to adjustment herein), any combination of Awards having an aggregate value, determined as of the dates of such Awards, of more than five hundred thousand dollars ($500,000).

(d)
Adjustments.  In the event of any stock dividend, stock split, extraordinary cash dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then the Committee shall make adjustments to preserve the benefits or potential benefits of the Plan and outstanding Awards including, without limitation, such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

(e)
Substitution Awards.  Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees or directors of other entities who are about to become employees of the Company or its Subsidiaries, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary.  The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted.  If shares of Stock are issued under the Plan with respect to an Award granted under this Section such shares of Stock will not count against the Share Limit.

6.	SPECIFIC TERMS OF AWARDS.

(a)	General. The Term of each Award shall be for such period as may be determined by the Committee, but not more than ten years. Subject to the terms of the Plan and any applicable Award Terms,

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payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code, on a deferred basis.

(b)
Awards.  The Committee is authorized to grant to eligible participants in the Plan the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan; provided, that Options may be granted to a Grantee only to the extent that the Stock constitutes “service recipient stock” within the meaning of Section 409A of the Code with respect to such Grantee.  The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan.

(i)	Options and SARs. The Committee is authorized to grant Options and SARs to eligible participants in the Plan on the following terms and conditions:

(A)	The Award Terms evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO, but any Option not so designated shall be an NQSO.

(B)
The exercise or base price per share of Stock underlying an Option or SAR shall be determined by the Committee, but in no event shall the exercise or base price of an Option or SAR per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option or SAR.  The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion.  In addition, subject to applicable law and if approved by the Committee in its sole discretion, payment of the exercise price may be made by the employee irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.  In the case of any ISO such permission must be provided for at the time of grant and set forth in the Award Terms.  Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due.  The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock or cash, as applicable that otherwise would be distributed to such employee upon exercise of an Option or SAR, or a combination of cash and shares of such Stock in such amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity in satisfaction of a Grantee’s tax obligations.

(C)
Options and SARs shall be exercisable over the Term (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms.  An Option or SAR may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D)	Upon the Termination of a Grantee, the Options or SARs granted to such Grantee, to the extent that they are exercisable at the time of such Termination, shall remain

8

exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their respective Terms.  The treatment of any Option or SAR that is unexercisable as of the date of such Termination shall be as set forth in the applicable Award Terms, but if no such treatment is specified, all such Options or SARs shall be forfeited upon such Termination.

(E)
Options or SARs may be subject to such other conditions including, but not limited to, restrictions or conditions to the vesting of such Awards, restrictions on transferability of, or provisions for recovery of, the shares acquired upon exercise of such Options or SARs (or proceeds of sale thereof), as the Committee may prescribe in its discretion or as may be required by applicable law or regulation.

(F)	No dividends or dividend equivalents shall be granted in connection with a grant of Options or SARs.

(G)
Notwithstanding any other provision of this Plan or any Award Terms (other than this Section), on the last trading day on which all or a portion of an outstanding Option and/or SAR may be exercised, if as of the close of trading on such day the then Fair Market Value of a share of Stock exceeds the per share exercise price of the Option and/or SAR by at least $0.50 (such expiring portion of an Option and/or SAR that is so in-the-money, an “Auto-Exercise Eligible Option/SAR”), the Grantee shall be deemed to have automatically exercised such Auto-Exercise Eligible Option/SAR (to the extent it has not previously been exercised or forfeited) as of the close of trading in accordance with the provisions of this Section.  In the event of an automatic exercise pursuant to this Section, the Company shall reduce the number of shares of Stock issued to the Grantee upon such Grantee’s automatic exercise of the Auto-Exercise Eligible Option/SAR in an amount necessary to satisfy (1) the Grantee’s exercise price obligation for the Auto-Exercise Eligible Option/SAR, and (2) the minimum applicable Federal, state, local and, if applicable, foreign income and employment tax and social insurance withholding requirements arising upon the automatic exercise (unless the Committee deems that a different method of satisfying such withholding obligations is practicable and advisable), in each case based on the Fair Market Value of the Stock as of the close of trading on the date of exercise.  In accordance with procedures established by the Committee, a Grantee may notify the Company’s record-keeper in writing in advance that he or she does not wish for the Auto-Exercise Eligible Option/SAR to be exercised.  This Section shall not apply to any Option and/or SAR to the extent that the Committee determines that this Section causes the Option and/or SAR to fail to qualify for favorable tax treatment under applicable law.  In its discretion, the Company may determine to cease automatically exercising Options and/or SARs at any time.

(ii)	Restricted Stock.

(A)
The Committee may grant Awards of Restricted Stock to eligible participants in the Plan, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Terms.  At the time of grant of an Award of Restricted Stock, the Committee may impose such restrictions or conditions on such Awards as it, in its discretion, deems appropriate, including, but not limited to, restrictions or conditions to the vesting of such Awards, including the achievement of Performance Goals, restrictions on transferability of, or provisions for recovery of, the shares of Restricted Stock (or proceeds of sale thereof).

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(B)
The Committee shall determine the price, which, to the extent required by law, shall not be less than par value of the Stock, if any, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award.

(C)
Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)
Unless otherwise provided in the applicable Award Terms, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan.  Unless otherwise provided in the applicable Award Terms, any dividend on a Restricted Stock Award shall be retained and paid to the Grantee only upon the vesting of the Restricted Stock Award to which the dividend is attributable.

(E)
Upon the Termination of a Grantee, the Restricted Stock granted to such Grantee, including all dividends retained by the Company with respect thereto, shall be forfeited, unless otherwise provided in the terms and conditions specified in the applicable Award Terms.

(iii)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to eligible participants in the Plan, subject to the following terms and conditions:

(A)
At the time of grant of an Award of Restricted Stock Units, the Committee may impose uch restrictions or conditions on such Awards as it, in its discretion, deems appropriate, including, but not limited to, restrictions or conditions to the vesting of such Awards, including the achievement of Performance Goals, restrictions on transferability of, or provisions for recovery of, the shares acquired upon vesting of such Restricted Stock Units (or proceeds of sale thereof).  Unless otherwise provided in Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests (but in any event within such period as is required to avoid the imposition of a tax under Section 409A of the Code), that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(B)
Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Award is earned or vested), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee.  Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the notional reinvestment of such credited amounts in Stock equivalents.

(C)	Upon the Termination of a Grantee, the Restricted Stock Units granted to such Grantee shall be forfeited, unless otherwise provided in the applicable Award Terms.

(iv)	Other Stock-Based Awards and Cash-Based Awards.

(A)
The Committee is authorized to grant Awards to eligible participants in the Plan in the form of Other Stock-Based Awards or Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan.  At the time of grant of an Other Stock-Based Award or Cash-Based Award, the Committee may impose such

10

restrictions or conditions on such Awards as it, in its discretion, deems appropriate, including, but not limited to, restrictions or conditions to the vesting of such Awards, including the achievement of Performance Goals, restrictions on transferability of, or provisions for recovery of, any shares (or proceeds of sale thereof) or cash acquired upon vesting of such Other Stock-Based Award or Cash-Based Award.

(B)
The Committee may establish such other rules applicable to Other Stock-Based Awards or Cash-Based Awards intended to constitute performance-based compensation under Section 162(m) of the Code to the extent not inconsistent with Section 162(m) of the Code.  With respect to any such Award, no payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained.

(C)
Payments earned in respect of any Other Stock-Based Award or Cash-Based Award may be decreased in the sole discretion of the Committee based on such factors as it deems appropriate.  Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(d) hereof.

(c)	Change in Control. Unless otherwise evidenced in the Award Terms:

(i)
Performance Awards.  In the event that a Change in Control of the Company occurs during a Performance Period, then immediately prior to the Change in Control, (1) the Performance Goals subject to each outstanding Award shall be deemed to be achieved at the actual level of performance based on an assumed Performance Period ending as of the date immediately prior to the Change in Control, (2) such Award shall cease to be subject to the achievement of the Performance Goals and (3) such Award shall vest in full at the end of the Performance Period provided the Grantee is employed by or is providing services to the Company, its successor or affiliate on such date, subject to the terms of this Section 6(c).

(ii)
Continuation/Assumption/Substitution of Awards.  With respect to each outstanding Award that is continued, assumed or substituted in connection with a Change in Control of the Company, in the event of the Termination of a Grantee by the Company, its successor or affiliate thereof without Cause or the resignation of the Grantee with Good Reason, in either case, within eighteen (18) months following such Change in Control, then:

(A)	Any and all Options and Stock Appreciation Rights granted hereunder shall become exercisable, and shall remain exercisable throughout their term;

(B)
Any restriction periods and restrictions imposed on all outstanding Awards of Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards shall lapse and such Awards shall be settled as soon a reasonably practicable, but in no event later than ten (10) days following such Termination of the Grantee; and

(C)
Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of Termination of the Grantee, but the Company shall pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.

(iii)
No Continuation/Assumption/Substitution of Awards.  With respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control of the Company, immediately prior to the occurrence of the Change in Control,

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(A)	Any and all Options and Stock Appreciation Rights granted hereunder shall become exercisable upon the occurrence of such Change in Control;

(B)
Any restriction periods and restrictions imposed on all outstanding Awards of Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or Cash-Based Awards shall lapse and such Awards shall be settled as soon a reasonably practicable, but in no event later than ten (10) days following the Change in Control; and

(C)
Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of the Change in Control, but the Company shall pay such Award on its scheduled payment date (which may be a “separation from service” within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.

(iv)
Continued/Assumed/Substituted.  For purposes of this Section 6(c), an Award shall be considered continued, assumed or substituted for if, following the Change in Control, the Award (1) is based on shares of common stock that are traded on an established U.S. securities market; (2) provides the Grantee (or each Grantee in a class of Grantees) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and (3) have substantially equivalent economic value (intrinsic value in the case of an Option or SAR) to such Award (determined at the time of the Change in Control).

(v)
Cashout of Awards.  Notwithstanding any other provision of the Plan, with respect to each outstanding Award that is not continued, assumed or substituted in connection with a Change in Control of the Company as determined in the sole discretion of the Committee and except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess (if any) of the consideration paid per share in the Change in Control over the exercise or purchase price per share subject to the Award multiplied by (y) the number of shares granted under the Award.  Without limiting the generality of the foregoing, in the event that the consideration paid per share in the Change in Control is greater than or equal to the exercise or purchase price per share subject to the Award, then the Committee may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.

7.	GENERAL PROVISIONS.

(a)
Heirs and Successors.  The terms of the Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any Person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

(b)
Transferability.  Awards granted under the Plan are not transferable except (i) as designated by the Grantee by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Grantee’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise.  If any rights

12

exercisable by a Grantee or benefits deliverable to a Grantee under any Award Terms under the Plan have not been exercised or delivered, respectively, at the time of the Grantee’s death, such rights shall be exercisable by the Designated Beneficiary (as defined below), and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the applicable terms of the Award Terms and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Grantee to receive benefits under the Company’s group term life insurance plan or such other person or persons as the Grantee may designate by notice to the Company.  If a deceased Grantee fails to have designated a beneficiary, or if the Designated Beneficiary does not survive the Grantee, any rights that would have been exercisable by the Grantee and any benefits distributable to the Grantee shall be exercised by or distributed to the legal representative of the estate of the Grantee.  If a deceased Grantee designates a beneficiary and the Designated Beneficiary survives the Grantee but dies before the Designated Beneficiary’s exercise of all rights under the Award Terms or before the complete distribution of benefits to the Designated Beneficiary under the Award Terms, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.  All Options and SARs shall be exercisable, subject to the terms of this Plan, only by the Grantee or any person to whom such Option or SAR is transferred pursuant to this Section 7(b), it being understood that the term Grantee shall include such transferee for purposes of the exercise provisions contained herein.

(c)
No Right to Continued Employment, etc.  Nothing in the Plan or in any Award granted or any Award Terms, or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Terms, or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(d)
No Implied Rights.  Neither a Grantee nor any other Person shall, by reason of participation in the Plan or otherwise, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Grantee shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits to any Person.

(e)
Taxes.  The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property in such amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity in satisfaction of a Grantee’s tax obligations.

(f)
Shareholder Approval; Amendment and Termination.  The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company, which approval must occur within twelve (12) months of the Effective Date.  In the event that the shareholders of the Company do not approve the Plan, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Terms entered into in connection herewith.  The Board may amend, alter or discontinue the Plan or Awards thereunder, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such

13

Grantee’s consent, or with respect to which shareholder approval is required by law or under the rules of any stock exchange on which Stock is then listed unless such shareholder approval is obtained.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date.  No Awards shall be granted under the Plan after such termination date; provided that Awards granted prior to such termination date shall continue in effect following such termination date in accordance with their terms (including those set forth in the Plan) notwithstanding the occurrence of the termination date.

(g)
No Rights to Awards; No Shareholder Rights.  No individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees.  No individual shall have any right to an Award or to payment or settlement under any Award unless and until the Committee or its designee shall have determined that an Award or payment or settlement is to be made.  Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(h)
Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i)
No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Regulations and Other Approvals.

(i)
The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)
Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)
In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may cause appropriate legends to be inscribed on the applicable stock certificates and/or to require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(k)
Section 409A.  The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith.  Notwithstanding

14

anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Grantee under the Plan or any Award until the Grantee would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code.  Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service, the settlement and payment of such awards (or other amounts) shall be delayed until the first business day after the date that is six (6) months following such separation from service (or death, if earlier) to the extent necessary to avoid the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code.  Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code.  The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.  The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

(l)
Recoupment.  Notwithstanding anything to the contrary in the Plan or any Award Terms, each Grantee who receives an Award under the Plan shall be conclusively deemed to have consented to the applicability to such Award of the Company’s “clawback” policy (as may be in effect from time to time) with respect to recoupment of incentive compensation in the event of misconduct by the Grantee or a restatement of the Company’s financial statement, or as otherwise required by law or as determined by the Board or the Committee.

(m)
Prohibition on Repricing.  In no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without shareholder approval.

(n)
Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

15

LOEWS CORPORATION 667 MADISON AVENUE NEW YORK, NY 10065-8087 ATTN: INVESTOR RELATIONS
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E02116-P71502 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOEWS CORPORATION
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors
			For	Against	Abstain

	1a.	Lawrence S. Bacow	☐	☐	☐

	1b.	Ann E. Berman	☐	☐	☐

	1c.	Joseph L. Bower	☐	☐	☐

	1d.	Charles D. Davidson	☐	☐	☐

	1e.	Charles M. Diker	☐	☐	☐

	1f.	Jacob A. Frenkel	☐	☐	☐

	1g.	Paul J. Fribourg	☐	☐	☐

	1h.	Walter L. Harris	☐	☐	☐

	1i.	Philip A. Laskawy	☐	☐	☐

	1j.	Ken Miller	☐	☐	☐

	1k.	Andrew H. Tisch	☐	☐	☐

	1l.	James S. Tisch	☐	☐	☐

	1m.	Jonathan M. Tisch	☐	☐	☐

	1n.	Anthony Welters	☐	☐	☐

		For	Against	Abstain

2.	Approve, on an advisory basis, executive compensation	☐	☐	☐

3.	Ratify Deloitte & Touche LLP as independent auditors	☐	☐	☐

4.	Approve the Loews Corporation 2016 Incentive Compensation Plan	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof shall be voted by the proxies appointed hereby in their judgment and discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Address Change/Comments: Please provide any address changes or comments to our investor contact by e-mail at IR@loews.com or by phone at 212-521-2788.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Annual Review Letter are available at www.proxyvote.com.

E02117-P71502

LOEWS CORPORATION
Annual Meeting of Shareholders
May 10, 2016 11:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Gary W. Garson, David B. Edelson and Kenneth J. Zinghini, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of LOEWS CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 A.M., New York City Time on May 10, 2016, at the Loews Regency Hotel, 540 Park Avenue, New York, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side